Exhibit 10.11

LEASE AGREEMENT

By and Between

WESTPORT OFFICE PARK, LLC,

a California limited liability company

(“Landlord”)

and

QUALYS, INC.,

a Delaware corporation

(“Tenant”)

July 11, 2006

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-ii-

LEASE AGREEMENT

WITNESSETH:

THIS LEASE AGREEMENT, (this “Lease”) is made and entered into as of July 11, 2006 by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and QUALYS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1.

PREMISES

1.1 Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”), outlined on Exhibit B to this Lease, comprised of approximately 37,174 rentable square feet of the building commonly known as 1600 Bridge Parkway, Redwood City, California (the “Building”). The Premises is comprised of an area containing approximately 25,472 rentable square feet (the “Existing Space”) that is currently occupied by Tenant under an existing sublease (the “Sublease”) that expires July 31, 2006 (including all of the improvements therein existing on the date hereof), and an area containing approximately 11,702 rentable square feet (the “Expansion Space”). The Existing Space and the Expansion Space are more particularly shown on Exhibit B. The property shown on Exhibit A to this Lease and all improvements thereon and appurtenances on that land thereto, including, but not limited to, the Building, other office buildings, access roadways, and all other related areas, shall be collectively hereinafter referred to as the “Project.” Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale Tenant’s pro-rata share of those Operating Expenses and Taxes (each as defined below) allocated to the areas of the Project other than buildings may be adjusted accordingly by Landlord; provided that in the event that more than six (6) of the existing buildings and associated land owned by Landlord as of the date of this Lease are sold, Tenant’s share of Operating Expenses for amenities and common facilities serving the entire Project on the date of this Lease shall not exceed the pro rata share that Tenant would be obligated to pay if Landlord owned fourteen (14) of the buildings and related land.

1.2 Notwithstanding anything to the contrary in this Lease, the recital of the rentable area herein above set forth is for descriptive purposes only. Tenant shall have no right to terminate this Lease or receive any adjustment or rebate of any Base Rent or Additional Rent (as hereinafter defined) payable hereunder if said recital is incorrect. The Tenant has inspected the Premises and is fully familiar with the scope and size thereof and agrees to pay the full Base Rent and Additional Rent set forth herein in consideration for the use and occupancy of said space, regardless of the actual number of square feet contained therein. For purposes of this Lease, (1) “rentable area” and “usable area” have been calculated pursuant to the Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1, 1996); (2) “rentable square feet” and “rentable footage” shall have the same meaning as the term “rentable area;” and (3) “usable square feet” and “usable square footage” shall have the same meaning as the term “usable area.”

ARTICLE 2.

TERM AND CONDITION OF PREMISES

2.1 The term of this Lease (the “Term”) with respect to the Existing Space shall commence on August 1, 2006 (the “Commencement Date”), and end on July 31, 2011 (the “Expiration Date”), unless sooner terminated (the “Termination Date”) as hereinafter provided. The Term with respect to the Expansion Space shall commence on the date (the “Expansion Space Commencement Date”) that is the later of (a) October 1, 2006, or (b) the date upon which substantial completion of Landlord’s Work (as defined below) and the delivery of the Expansion Premises to Tenant occurs and be coterminus with the Existing Space Term. Landlord’s Work shall be deemed substantially completed upon the (a) issuance of a certificate of substantial completion by Landlord’s architect as to construction of Landlord’s Work and (b) the issuance of a temporary or permanent certificate of occupancy for the Expansion Space by the local building authority (or a reasonably substantial equivalent such as a sign-off from a building inspector), notwithstanding that minor or unsubstantial details or construction, mechanical adjustment or decoration remains to be performed. The Expansion Space Commencement Date Lease and the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder for the Expansion Space shall not be delayed or postponed by reason of any delay by Tenant in performing changes or alterations in the Expansion Space not required to be performed by Landlord. In the event the Term for the Expansion Space shall commence on a day other than the first day of a month, then the Base Rent for the Expansion Space shall be immediately paid for such partial month prorated on the basis of a thirty (30) day month. As soon as the Expansion Space Commencement Date is determined, Tenant shall execute a Commencement Date memorandum in the form attached hereto as Exhibit F acknowledging, among other things, the (a) Expansion Space Commencement Date, and (b) Tenant’s acceptance of the Premises. The Tenant’s failure to execute the Commencement Date Memorandum shall not affect Tenant’s liability hereunder.

2.2 Landlord shall perform the construction work (i.e., the “Tenant Improvements” as defined in Exhibit C) in the Expansion Space as provided in Exhibit C hereto (“Landlord’s Work”) in a good and workmanlike manner and in compliance with all laws, rules, regulations, building codes and ordinances. Except for Landlord’s Work, Landlord has no obligation to construct improvements in the Premises. Tenant acknowledges that Tenant will be in possession of the Existing Space prior to the Commencement Date pursuant to the Sublease. Tenant acknowledges that except as specifically set forth in the Lease, Landlord has no obligation and has made no promise to alter, remodel, improve or repair the Existing Space, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Existing Space. Any improvements or personal property located in the Existing Space are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation, merchantability or suitability for a particular purpose or, with respect to personal property, title. The taking of possession of the Existing Space by Tenant shall be conclusive evidence that the Existing Space were in good and satisfactory condition at the time possession was taken by Tenant, except for latent defects. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Existing Space, the land upon which the Building is constructed, or any other matter or thing affecting or related to the Building or the Existing Space, except as expressly set forth in the Lease, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in this Lease.

2.3 Tenant shall give Landlord written notice of any incomplete work, unsatisfactory conditions or defects (the “Punch List Items”) which were part of Landlord’s Work in the Expansion Space within thirty (30) days after the Expansion Space Commencement Date and Landlord shall, at its sole expense, complete said work and/or remedy such unsatisfactory conditions or defects as soon as possible. The existence of any incomplete work, unsatisfactory conditions or defects as aforesaid shall not affect the Expansion Space Commencement Date or the obligation of Tenant to pay Base Rent, Additional Rent and all other charges hereunder for the Expansion Space.

2.4 Subject to completion of the Punch List Items, latent defects and Landlord’s obligations under Section 2.6, the taking of possession of the Expansion Space by Tenant shall be conclusive evidence that the Expansion Space was in good and satisfactory condition at the time possession was taken by Tenant. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Expansion Space or any other matter or thing affecting or related to the Expansion Space, except as herein expressly set forth.

2.5 Tenant shall be permitted to enter into ground floor Expansion Space prior to the Expansion Space Commencement Date without the obligation for payment of rent for the purposes of installing its furniture, fixtures, cabling, files and equipment; provided that (a) Tenant shall not interfere with Landlord’s construction of the Landlord’s Work, (b) Tenant first provides Landlord with all insurance required by the terms of this Lease, (c) all construction by Tenant shall be performed in accordance with the terms of this Lease, including without limitation Article 15, and (d) Tenant has coordinated its schedule of early entry with Landlord to Landlord’s reasonable satisfaction.

2.6 Landlord represents and warrants that as of the delivery of possession of the Expansion Space to Tenant, Landlord has not received any written notice that the roof, structural components of the Building HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting (the “Covered Items”) violate applicable laws in effect and enforceable against the Landlord or the Building as of the date of this Lease. In the event Landlord receives notice of any violation of applicable laws with respect to any of the Covered Items existing as of or prior to the delivery of possession of the Expansion Space to Tenant, Landlord shall be responsible for the cost of correcting those violations. Notwithstanding the foregoing or anything to the contrary in Exhibit C, Landlord shall have the right to contest any alleged violation in good faith, including without limitation the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable law.

Landlord warrants that the roof, Building HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting, other than those constructed by Tenant, shall be in good operating condition on the date possession of the Expansion Space is delivered to Tenant. If a non-compliance with such warranty exists as of the delivery of possession of the Expansion

Space, or if one of such Covered Items should malfunction or fail within six (6) months after the delivery of possession of the Expansion Space, Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord’s expense (without the same being included in Operating Expenses); provided that Landlord shall not be obligated to rectify any problem to the extent caused by Tenant’s negligence, willful misconduct or breach of this Lease. If Tenant does not give Landlord the required notice within six (6) months after the Expansion Space Commencement Date, Landlord shall have no obligation with respect to that warranty other than general maintenance and repair obligations regarding the Covered Items set forth elsewhere in this Lease.

2.7 So long as no Event of Default by Tenant shall be existing under the Lease as of the date Tenant requests reimbursement of the Refurbishment Allowance (as defined below), Landlord agrees to reimburse Tenant up to, and not to exceed the sum of Sixty Three Thousand Six Hundred Eighty Dollars ($63,800.00) (the “Refurbishment Allowance”) for third-party, out-of-pocket expenses incurred by Tenant in connection with the upgrading of existing tenant improvements in the Premises (e.g., paint, carpet, finish upgrades, (the “Refurbishment Improvements”). Landlord shall reimburse Tenant for expenses based on paid invoices for goods or services rendered, within thirty (30) days of submission of said invoices. The Refurbishment Allowance shall be available for reimbursement to Tenant during the period from February 1, 2007 through July 31, 2009 (the “Window”). Any portion of the Allowance not requested by Tenant within the Window shall be deemed forfeited by Tenant and shall no longer be available for disbursement to or for the account of Tenant. All Refurbishment Improvement work shall be performed in accordance with Article 15 of this Lease.

ARTICLE 3.

USE, NUISANCE, OR HAZARD

3.1 The Premises shall be used and occupied by Tenant solely for general office purposes (including without limitation administrative, sales, product testing, operation of servers (provided that the area occupied by such servers shall not exceed twenty-five percent (25%) of the rentable square footage of the Premises) and the computer lab purposes and for no other purposes without the prior written consent of Landlord.

3.2 Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral, or dangerous; permit any public or private nuisance; do or permit any act or thing which may disturb the quiet enjoyment of any other tenant of the Project; keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Project, use any apparatus which might make undue noise or set up vibrations in or about the Project; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Project or its contents or cause a cancellation of any insurance policy covering the Project or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, including without limitation the CC&R’s (as defined below)

now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, and the same is not cured within ten (10) business days after notice from Landlord (which ten (10) business day period shall be subject to extension if the nature of the breach is such that it is not possible to cure the same within such five (5) business day period so long as the Tenant commences the cure of such breach within such five (5) day period and diligently prosecutes the same to completion) it shall constitute an Event of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

3.3 The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument (“CC&R’s”) to be recorded against title to the Project. As of the date of this Lease, there are no CC&R’s. Tenant agrees that regardless of when those CC&R’s are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto, provided that any CC&Rs hereafter recorded shall not materially increase Tenant’s obligations or materially reduce Tenant’s rights under the Lease. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Operating Expenses and Taxes (each as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&R’s, and (b) the CC&R’s shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all documents reasonably required to carry out the foregoing into effect.

ARTICLE 4.

RENT

4.1 Tenant hereby agrees to pay Landlord a base annual rental (the “Base Rent”) as follows subject to recalculation as provided in Section 1.2:

Period	Annual Base Rent	Monthly Base Rent

August 1, 2006 – Day Prior to the Expansion Space Commencement Date	N/A	$30,566.40

Expansion Space Commencement Date – July 31, 2007	N/A	$44,608.80

August 1, 2007 – July 31, 2008	$557,610.00	$46,467.50

August 1, 2008 – July 31, 2009	$579,914.40	$48,326.20

August 1, 2009 – July 31, 2010	$602,218.80	$50,184.90

August 1, 2010 – July 31, 2011	$624,523.20	$52,043.60

As an inducement to Tenant entering into this Lease, Base Rent shall be abated for the first two (2) weeks after the Commencement Date. Landlord and Tenant agree for tax reporting purposes that none of the Base Rent due in periods in which the Base Rent is not being abated shall be allocated to any other period. For purposes of rent adjustment under the Lease, the number of months is measured from the first day of the calendar month in which the Commencement Date falls. Each monthly installment (the “Monthly Rent”) shall be payable by check or by money order on or before the first day of each calendar month. In addition to the Base Rent, Tenant also agrees to pay Tenant’s Share of Operating Expenses and Taxes (each as hereinafter defined), and any and all other sums of money as shall become due and payable by Tenant as hereinafter set forth, all of which shall constitute additional rent under this Lease (the “Additional Rent”). Landlord expressly reserves the right to apply any payment received to Base Rent or any other items of Rent that are not paid by Tenant. The Monthly Rent and the Additional Rent are sometimes hereinafter collectively called “Rent” and shall be paid when due in lawful money of the United States without demand, deduction, abatement, or offset as follows or as Landlord may designate from time to time:

Payments via FedEx/UPS/Courier:

JP Morgan Chase

2710 Media Center Dr.

Building #6, Suite #120

Los Angeles, CA 90065

Attn: PREI’s Westport Office Park/100170

Payments via regular mail (lockbox address):

Remit to:	PREI’s Westport Office Park #171201 P. O. Box 100170 Pasadena, CA 91189-0170

Payments via either FED wire or ACH wire:

Bank Account Name: Harvest Properties, Inc. LLC as agent for PREI’s

Westport Office Park

Bank Account Number 699281689

Bank Name: Bank One Bank City & State Location: Chicago, IL

ABA Routing Number: 071000013

4.2 In the event any Monthly or Additional Rent or other amount payable by Tenant hereunder is not paid within five (5) days after its due date, Tenant shall pay to Landlord a late charge (the “Late Charge”), as Additional Rent, in an amount of five percent (5%) of the amount of such late payment. Failure to pay any Late Charge shall be deemed a Monetary Default (as hereinafter defined). Provision for the Late Charge shall be in addition to all other rights and remedies available to Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord’s remedies in any manner. Failure to charge or collect such Late Charge in connection with any one (1) or more such late payments shall not constitute a waiver of Landlord’s right to charge and collect such Late Charges in connection with any other similar or like late payments. Notwithstanding the foregoing provisions of this Section 4.2, the 5% Late Charge shall not be imposed with respect to the first late payment in the twelve (12) months following the Expansion Space Commencement Date or with respect to the first late payment in any succeeding twelve (12) month period during the Term unless the applicable payment due from Tenant is not received by Landlord within five (5) days following written notice from Landlord that such payment was not received when due. Following the first such written notice from Landlord in the twelve (12) months following the Expansion Space Commencement Date and the first such written notice in any succeeding twelve (12) month period during the term (but regardless of whether such payment has been received within such five (5) day period), the Late Charge will be imposed without notice for any subsequent payment due from Tenant during such applicable twelve (12) month period which is not received within five (5) days after its due date.

4.3 Simultaneously with the execution hereof, Tenant shall deliver to Landlord (i) the sum of $30,566.40 as payment of the first installment of Monthly Rent due hereunder and (ii) an amount equal to $65,000.00 to be held by Landlord as security for Tenant’s faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the covenants of this Lease to be performed by Tenant and Tenant shall not be entitled to interest thereon. The Security Deposit is not an advance rent deposit, an advance payment of any other kind, or a measure of Landlord’s damages in any case of Tenant’s default. If Tenant fails to perform any of the covenants of this Lease to be performed by Tenant, including without limitation the provisions relating to payment of rent, the removal of property at the end of the term, the repair of damage to the Premises caused by Tenant, and the cleaning of the Premises upon termination of the tenancy created hereby, then Landlord shall have the right, but no obligation, to apply the Security Deposit, or so much thereof as may be necessary, for the payment of any rent or any other sum in default and/or to cure any other such failure by Tenant. If Landlord applies the Security Deposit or any part thereof for payment of such amounts or to cure any such other failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Security Deposit to the full amount then required by this Section 4.3 Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord shall not be required to maintain the Security Deposit separate and apart from Landlord’s general or other funds and Landlord may commingle the Security Deposit with any of Landlord’s general or other funds. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Security Deposit upon the original Landlord’s or such successor owner’s complying with California Civil Code Section 1950.7. Subject to the foregoing, Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which (a) establish a time frame within which a landlord must refund a security deposit under a lease, and/or (b) provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage caused by the default of Tenant under this Lease, including without limitation all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant or the last assignee of Tenant’s interest under this Lease within 30 days following expiration or termination of the term of this Lease.

4.4 If the Term commences on a date other than the first day of a calendar month or expires or terminates on a date other than the last day of a calendar month, the Rent for any such partial month shall be prorated to the actual number of days Tenant is in occupancy of the Premises for such partial month.

4.5 All Rents and any other amount payable by Tenant to Landlord hereunder, if not paid within five (5) days after the date when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of America, plus four percent (4%) per annum; but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one (1) or more delinquent payments shall not constitute a waiver of Landlord’s right to charge and collect such interest in connection with any other or similar or like delinquent payments.

4.6 If Tenant makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant’s financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier’s check or by money order (or at Tenant’s election, by wire transfer). The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

ARTICLE 5.

RENT ADJUSTMENT

5.1 Definitions.

(a) “Operating Expenses”, as said term is used herein, shall mean, without duplication, all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, or maintenance of the Project. Operating Expenses shall be computed in accordance with generally accepted real estate practices, consistently applied, and shall include, but not be limited to, the items as listed below:

(i) Wages, salaries, and any and all taxes, insurance and benefits of the Building manager and any clerical, maintenance, or other management employees directly associated with the operation of the Building (but excluding executives’ salaries);

(ii) All expenses for the Building management office including rent, office supplies, and materials therefor;

(iii) All supplies, materials, and tools;

(iv) All costs incurred in connection with the operation, maintenance, and repair of the Project including, but not limited to, the following: elevators; heating, ventilating and air conditioning systems; security; cleaning and janitorial; parking lot and landscape; window washing; building painting; and license, permit and inspection fees;

(v) Costs of water, pure water, sewer, electric, and any other utility charges;

(vi) Costs of casualty insurance, rental interruption insurance, and liability insurance, and any deductibles payable thereunder; including, without limitation, Landlord’s cost of any self insurance deductible or retention;

(vii) Capital improvements made to the Project after the Commencement Date that (1) are intended to reduce Operating Expenses or (2) are reasonably necessary for the health and safety of the occupants of the Project or (3) are required under any and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project, the Premises or the Building or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs, or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”), which capital costs shall be amortized over the useful life of the item as reasonably determined by Landlord, together with interest on the unamortized balance at a rate that Landlord would reasonably be required to pay to finance the cost of such capital improvements;

(viii) legal, accounting, inspection, and consultation fees incurred in connection with the operation of the Project.

(ix) Intentionally Deleted.

Expressly excluded from Operating Expenses are the following items:

(x) Advertising and leasing commissions;

(xi) Repairs and restoration paid for by the proceeds of any insurance policies or amounts otherwise reimbursed to Landlord or paid by any other source (other than by tenants paying their share of Operating Expenses);

(xii) Principal, interest, and other costs directly related to financing the Project or ground lease rental or depreciation;

(xiii) The cost of special services to tenants (including Tenant) for which a special charge is made;

(xiv) The costs of repair of casualty damage or for restoration following condemnation to the extent covered by insurance proceeds or condemnation awards;

(xv) The costs of any capital expenditures except as expressly permitted to be included in Operating Expenses as provided under clauses (vi), and (vii) above;

(xvi) The costs, including permit, license and inspection costs and supervision fees, incurred with respect to the installation of tenant improvements within the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space within the Project or promotional or other costs in order to market space to potential tenants;

(xvii) The legal fees and related expenses and legal costs incurred by Landlord (together with any damages awarded against Landlord) due to the bad faith violation by Landlord or any tenant of the terms and conditions of any lease of space in the Project;

(xviii) The costs arising from the presence of any Hazardous Materials (as defined below) which (a) existed on the Property as of the Commencement Date, and/or (b) were placed within, upon or beneath the Project by Landlord or any other Tenant;

(xix) The attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions (or the marketing thereof) with present or prospective tenants or other occupants of the Project;

(xx) The expenses in connection with services or other benefits which are not available to Tenant;

(xxi) The overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such goods and/or services rendered by qualified, unaffiliated third parties on a competitive basis;

(xxii) The costs arising from Landlord’s charitable or political contributions;

(xxiii) The costs (other than ordinary maintenance and insurance) for sculpture, paintings and other objects of art;

(xxiv) The interest and penalties resulting from Landlord’s failure to pay any items of Operating Expense when due;

(xxv) The Landlord’s general corporate overhead and general and administrative expenses, costs of entertainment, dining, automobiles or travel for Landlord’s employees, and costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of the operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any) not engaged in the operation of the Project, disputes of Landlord with management, or outside fees paid in connection with disputes with other Project tenants or occupants (except to the extent such dispute is based on Landlord’s good faith efforts to benefit Tenant or meet Landlord’s obligations under this Lease);

(xxvi) The costs arising from the gross negligence or willful misconduct of Landlord;

(xxvii) The management office rental to the extent such rental exceeds the fair market rental for such space;

(xxviii) The costs of correction of latent defects in the Project to the extent covered by warranties; and

(xxix) The costs of Landlord’s membership in professional organizations (such as, by way of example and without limitation, BOMA) in excess of $2,500.00 per year;

(xxx) In the case of repairs or replacements to the Project due to casualty which are not covered by insurance (but not as a result of Landlord’s failure to obtain insurance as required under this Lease) or which fall within a deductible, if such repairs and replacements, according to generally accepted accounting principles and management practices, are capital in nature, then the cost of such repairs or replacements shall be amortized over the useful life of the applicable repair or replacement item, determined in accordance with generally accepted accounting principles and management practices; provided that (i) if the repairs or replacements result from earthquake, the cumulative sum of any such annual amortization amounts plus the other costs of repairs or replacements due to casualty not covered by insurance or which fall within a deductible shall be excluded from Operating Expenses to the extent the sum of such annual amortization and other costs of repairs and replacements due to casualty exceeds Two Dollars ($2.00) per square foot of rentable area for any calendar year; and (ii) the cumulative sum of any other such annual amortization amounts and other costs of repairs or replacements resulting from casualty other than earthquake shall be excluded from Operating Expenses to the extent the sum of such annual amortization amounts plus such other costs of repairs and replacements due to casualty not covered by insurance or which fall within a deductible exceeds One Dollar ($1.00) per square foot of rentable area for any calendar year;

(xxxi) The cost to repair and maintain the foundations of the Building and the Project;

(xxxii) Legal, accounting, inspection, and consultation fees incurred in connection with the financing, sale or marketing for sale of the Project or any portion thereof; and

(xxxiii) The costs comply with any Applicable Laws applicable to and enforceable against the Premises, the Building or the Project on the Commencement Date.

(b) “Taxes” shall mean all ad valorem taxes, personal property taxes, and all other taxes, assessments, embellishments, use and occupancy taxes, transit taxes, water, sewer and pure water charges not included in Section 5.1.(a)(v) above, excises, levies, license fees or taxes, and all other similar charges, levies, penalties, or taxes, if any, which are levied, assessed, or imposed, by any Federal, State, county, or municipal authority, whether by taxing districts or authorities presently in existence or by others subsequently created, upon, or due and payable in connection with, or a lien upon, all or any portion of the tax parcel on which the Building is located, or facilities used in connection therewith, and rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in its definition of Taxes, and any costs and expenses of contesting the validity of same. “Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (i) levied on Landlord’s rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Project, or (iv) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes.

(c) “Lease Year” shall mean the twelve (12) month period commencing January 1st and ending December 31st.

(d) “Tenant’s Building Percentage” shall mean Tenant’s percentage of the entire Building as determined by dividing the Rentable Area of the Premises by the total Rentable Area of the Building, which is 50,330 square feet. For the purposes of this Section, Tenant’s Building Percentage is 50.61% with respect to the period after the Commencement Date and prior to the Expansion Space Commencement Date. Upon the Expansion Space Commencement Date, Tenant’s Building Percentage shall be increased to 73.86%. If there is a change in the total Building Rentable Area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. Landlord shall, at Landlord’s option, have the right to segregate Operating Expenses into two (2) separate categories, one (1) such category, to be applicable only to Operating Expenses incurred for the Building and the other category applicable to Operating Expenses incurred for the Common Areas and/or the Project as a whole. If Landlord so segregates Operating

Expenses into two (2) categories, two (2) Tenant’s Building Percentages shall apply, one (1) such Tenant’s Building Percentage shall be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet in the Building (“Tenant’s Building Only Percentage”), and the other Tenant’s Building Percentage to be calculated by dividing the number of rentable square feet of the Premises by the total number of rentable square feet of all buildings in the Project (“Tenant’s Common Area Building Percentage”). Consequently, if Landlord elects to so segregate Operating Expenses into two (2) categories, any reference in this Lease to “Tenant’s Building Percentage” shall mean and refer to both Tenant’s Building Only Percentage and Tenant’s Common Area Building Percentage of Operating Expenses.

(e) “Tenant’s Tax Percentage” shall mean the percentage determined by dividing the Rentable Area of the Premises by the total Rentable Area of all buildings on the same tax parcel on which the Building is located.

(f) “Common Areas” shall mean those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, whether or not those areas are open to the general public, together with such other portions of the Project designated by Landlord, in its reasonable discretion, including certain areas to be shared by Landlord and all tenants, and may include, without limitation, any parking facilities, fixtures, systems, signs, facilities, or landscaping used in connection with the Project, and may include any city sidewalks adjacent to the Project, pedestrian walkway system, whether above or below grade, and roadways, sidewalks, walkways, parkways, driveways, and landscape areas appurtenant to the Project.

(g) “Market Area” shall mean the Redwood City, Foster City and San Mateo office markets.

(h) “Comparable Buildings” shall mean comparable office/R&D use buildings in the Market Area.

5.2 Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share (as hereinafter defined) of the Operating Expenses. “Tenant’s Share” shall be determined by multiplying Operating Expenses for any Lease Year or pro rata portion thereof, by Tenant’s Building Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Share will be for such Lease Year based, in part, on Landlord’s operating budget for such Lease Year, and Tenant shall pay Tenant’s Share as so estimated each month (the “Monthly Escalation Payments”). The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.3 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Operating Expenses incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Share of such Operating Expenses. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Share of Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement (except as provided in Section 5.4 below); similarly, Tenant shall receive a credit if Tenant’s Share is less than the amount of Monthly Escalation Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Escalation Payments to become due hereunder. If utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant written notice to that effect; and thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of the revised difference in Operating Expenses multiplied by Tenant’s Building Percentage divided by the number of months remaining in such Lease Year.

5.4 If, within one hundred twenty (120) days following Tenant’s receipt of the Operating Expense statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term, (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within one hundred twenty (120) days following Tenant’s receipt of the applicable statement, and (d) such audit is completed within two hundred ten (210) days following Tenant’s receipt of the applicable statement. In no event shall payment of Rent ever be contingent upon the performance of such audit. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Operating Expenses at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. Alternatively, at Landlord’s sole discretion, Landlord may provide an audit of such books and records prepared by a certified public accountant of Landlord’s selection, prepared at Tenant’s expense, which shall be deemed to be conclusive for the purposes of this Lease. If actual Operating Expenses are determined to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable, and if actual Operating Expenses are determined to have been overstated by Landlord for any calendar year by in excess of seven percent (7%), then Landlord shall pay the reasonable cost of Tenant’s audit, not to exceed $5,000.00.

5.5 If the occupancy of the Building during any part of any Lease Year is less than 95%, Landlord shall make an appropriate adjustment of the variable components of Operating Expenses for that Lease Year, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Operating Expenses that would have been incurred had the Building been 95% occupied. This amount shall be considered to have been the amount of Operating Expenses for that Lease Year. For purposes of this Section 5.6, “variable components” include only those component expenses that are affected by variations in occupancy levels.

5.6 Tenant shall pay to Landlord, as Additional Rent, “Tenant’s Tax Share” (as hereinafter defined) of the Taxes. “Tenant’s Tax Share” shall be determined by multiplying Taxes for any Lease Year or pro rata portion thereof, by Tenant’s Tax Percentage. Landlord shall, in advance of each Lease Year, estimate what Tenant’s Tax Share will be for such Lease Year and Tenant shall pay Tenant’s Tax Share as so estimated each month (the “Monthly Tax Payments”). The Monthly Tax Payments shall be due and payable at the same time and in the same manner as the Monthly Rent.

5.7 Landlord shall, within one hundred fifty (150) days after the end of each Lease Year, or as soon thereafter as reasonably possible, provide Tenant with a written statement of the actual Taxes incurred during such Lease Year for the Project and such statement shall set forth Tenant’s Tax Share of such Taxes. Tenant shall pay Landlord, as Additional Rent, the difference between Tenant’s Tax Share of any increases in Taxes and the amount of Monthly Tax Payments made by Tenant attributable to said Lease Year, such payment to be made within thirty (30) days of the date of Tenant’s receipt of said statement; similarly, Tenant shall receive a credit if Tenant’s Tax Share is less than the amount of Monthly Tax Payments collected by Landlord during said Lease Year, such credit to be applied to future Monthly Tax Payments to become due hereunder. If Taxes increase during any Lease Year, Landlord may revise Monthly Tax Payments due during such Lease Year by giving Tenant written notice to that effect; and, thereafter, Tenant shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Taxes multiplied by Tenant’s Tax Percentage divided by the number of months remaining in such Lease Year.

5.8 If, within one hundred twenty (120) days following receipt of the Taxes statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one (1) or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement is correct. Tenant shall, however, be entitled to conduct or require an audit to be conducted, provided that (a) not more than one (1) such audit may be conducted during any Lease Year of the Term; (b) the records for each Lease Year may be audited only once, (c) such audit is commenced within one hundred twenty (120) days following Tenant’s receipt of the applicable statement. In no event shall payment of Rent ever be contingent upon the performance of such audit, and (d) such audit is completed within two hundred ten (210) days following Tenant’s receipt of the applicable statement. For purposes of any audit, Tenant or Tenant’s duly authorized representative, at Tenant’s sole cost and expense, shall have the right, upon fifteen (15) days’ written notice to Landlord, to inspect Landlord’s books and records pertaining to Taxes at the offices of Landlord or Landlord’s managing agent during ordinary business hours, provided that such audit must be conducted so as not to interfere with Landlord’s business operations and must be reasonable as to scope and time. Alternatively, at Landlord’s sole discretion, Landlord may provide an audit of such books and records prepared by a certified public accountant of Landlord’s selection, prepared at Tenant’s expense, which shall be deemed to be conclusive for the purposes of this Lease. If actual Taxes are determined to have been overstated or understated by Landlord for any calendar year, then the parties shall within thirty (30) days thereafter make such adjustment payment or refund as is applicable. Despite any other provision of this Article 5, Landlord may adjust Operating Expenses and/or Taxes and submit a corrected statement to account for Taxes or other government public-sector charges (including utility charges) that are for that given year but that were first billed to Landlord after the date that is ten (10) business days before the date on which the statement was furnished.

5.9 If the Taxes for any Lease Year are changed as a result of protest, appeal or other action taken by a taxing authority, the Taxes as so changed shall be deemed the Taxes for such Lease Year. Any expenses incurred by Landlord in attempting to protest, reduce or minimize Taxes shall be included in Taxes in the Lease Year in which those expenses are paid. Landlord shall have the exclusive right to conduct such contests, protests and appeals of the Taxes as Landlord shall determine is appropriate in Landlord’s sole discretion.

5.10 Tenant’s obligation with respect to Additional Rent and the payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes shall survive the Expiration Date or Termination Date of this Lease and Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of Tenant’s Share of Operating Expenses and Tenant’s Tax Share of Taxes for the final year of the Lease, or part thereof, during which Tenant was obligated to pay such expenses.

ARTICLE 6.

SERVICES TO BE PROVIDED BY LANDLORD

6.1 Subject to Articles 5 and 10 herein, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in the Standards for Utilities and Services, attached hereto as Exhibit “G,” subject to the conditions and in accordance with the standards set forth herein.

6.2 Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage, or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained; it being further agreed that Landlord reserves the right, upon reasonable prior written notice (except in an emergency), to discontinue temporarily such services or any of them at such times as may be necessary by reason of repair or capital improvements performed within the Project, accident, unavailability of employees, repairs, alterations or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Neither diminution nor shutting off of light or air or both, nor any other effect on the Project by any structure erected or condition now or hereafter existing on lands adjacent to the Project, shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

6.3 Landlord shall have the right to reduce heating, cooling, or lighting within the Premises and in the public area in the Building as mandated by a governmental agency.

6.4 Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment of all telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services as may be required by Tenant in the use of the Premises. Tenant shall directly pay for such telephone and facsimile services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

6.5 Notwithstanding anything to the contrary in Section 6.2 or elsewhere in this Lease, if (a) Landlord fails to provide Tenant with the electrical service or elevator service described in Section 6.1, or Landlord enters the Premises and such entry interferes with Tenant’s reasonable use of the Premises (b) such failure or Landlord’s entry is not due to any one or more Force Majeure Events or to an event covered by Article 19, (c) Tenant has given Landlord reasonably prompt written notice of such failure or that such entry by Landlord is unreasonably interfering with Tenant’s use of the Premises and (d) as a result of such failure all or any part of the Premises are rendered untenantable (and, as a result, all or such part of the Premises are not used by Tenant during the applicable period) for more than five (5) consecutive business days, then Tenant shall be entitled to an abatement of Rent proportional to the extent to which the Premises are thereby rendered unusable by Tenant, commencing with the later of (i) the sixth business day during which such untenantability continues or (ii) the sixth business day after Landlord receives such notice from Tenant, until the Premises (or part thereof affected) are again usable or until Tenant again uses the Premises (or part thereof rendered unusable) in its business, whichever first occurs. The foregoing rental abatement shall be Tenant’s exclusive remedy therefor. Notwithstanding the foregoing, the provisions of Article 19 below and not the provisions of this subsection shall govern in the event of casualty damage to the Premises or Project and the provisions of Article 20 below and not the provisions of this subsection shall govern in the event of condemnation of all or a part of the Premises or Project.

ARTICLE 7.

REPAIRS AND MAINTENANCE BY LANDLORD

7.1 Landlord shall provide for the cleaning and maintenance of the public portions of the Project in keeping with the ordinary standard for Comparable Buildings as part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof, integrated Building utility and mechanical systems and other Base Building elements and other structural elements and equipment of the Project, and subject to Section 13.4, below, such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees, or invitees.

7.2 Landlord or Landlord’s officers, agents, and representatives (subject to any security regulations imposed by any governmental authority) shall have the right to enter all parts of the Premises at all reasonable hours upon at least one (1) business day’s prior notice to Tenant (other than in an emergency) to Tenant to inspect, clean, make repairs, alterations, and additions to the Project or the Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure pursuant to Section 22.5, below, to show the Premises to prospective tenants (during the final six (6) months of the Term or at any time after the occurrence of an Event of Default that remains uncured), mortgagees or purchasers of the Building, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord and its officers, agents and representatives shall comply with Tenant’s reasonable security measures in the event of any entry into the Premises. Landlord shall have the right to enter the Premises at any time and by any means in the case of an emergency.

7.3 Except as otherwise expressly provided in this Lease, Tenant hereby waives all rights it would otherwise have under California Civil Code Sections 1932(1) and 1942(a) or any successor statutes to deduct repair costs from Rent and/or terminate this Lease as the result of any failure by Landlord to maintain or repair.

ARTICLE 8.

REPAIRS AND CARE OF PROJECT BY TENANT

8.1 If the Building, the Project, or any portion thereof, including but not limited to, the elevators, boilers, engines, pipes, and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating of the elevators, or of the water pipes, drainage pipes, electric lighting, or other equipment of the Building or the roof or outside walls of the Building and also the Premises improvements, including but not limited to, the carpet, wall coverings, doors, and woodwork, become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or anyone permitted by Tenant to be in the Building, or through it or them, then the reasonable cost of the necessary repairs, replacements, or alterations shall be borne by Tenant who shall pay the same to Landlord as Additional Rent within ten (10) days after demand, subject to Section 13.4 below. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

8.2 Subject to Section 13.4 below, Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Project, or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, or invitees which Landlord elects not to repair. Tenant shall not injure the Project or the Premises and shall maintain the elements of the Premises not to be maintained by Landlord pursuant to this Lease in a clean, attractive condition and in good repair. If Tenant fails to keep such elements of the Premises in such good order, condition, and repair as required hereunder to the satisfaction of Landlord and such failure is not cured by Tenant within thirty (30) days of delivery of written notice of the same by Landlord (or such longer period reasonably necessary to cure the same provided Tenant commences such cure within such thirty (30) day period and diligently prosecutes the same to completion), Landlord may restore the Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s property or business by reason thereof, and within ten (10) days after completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Premises to such good order and condition and of the making of such repairs, plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of Landlord’s cleaning services. Upon the Expiration Date or the Termination Date, Tenant shall surrender and deliver up the Premises to Landlord in the same condition in which it existed at the date of this Lease for the Existing Premises and at the Expansion Space Commencement Date for the Expansion Space, excepting only ordinary wear and tear and damage arising from casualty or condemnation or any other cause not required to be repaired by Tenant. Upon the Expiration Date or the Termination Date, Landlord shall have the right to re-enter and take possession of the Premises.

8.3 Tenant shall not provide any janitorial or cleaning services without Landlord’s written consent, and then only subject to supervision of Landlord, at Tenant’s sole responsibility and expense, and by a janitorial or cleaning contractor or employees at all times reasonably satisfactory to Landlord.

ARTICLE 9.

TENANT’S EQUIPMENT AND INSTALLATIONS

9.1 If heat-generating machines or equipment (excluding personal computers and printers), including telephone equipment, cause the temperature in the Premises, or any part thereof, to exceed the temperatures the Building’s air conditioning system would be able to maintain in such Premises were it not for such heat-generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, including water, shall be paid by Tenant to Landlord within ten (10) days after demand by Landlord.

9.2 Tenant shall not, without the specific written consent of Landlord (which consent shall not be unreasonably withheld, conditioned, or delayed), install or maintain any apparatus or device within the Premises which shall increase the usage of electrical power or water for the Premises to an amount greater than would be normally required for general office use for space of comparable size in the Market Area; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord a written agreement to pay for any additional costs of utilities as the result of said installation. Landlord has consented to the installation and maintenance of the servers of the same level existing in the Existing Space on the date of this Lease and servers and computer labs of the same level as contemplated by the plans and specifications of the Tenant Improvements in the Expansion Space.

ARTICLE 10.

FORCE MAJEURE

10.1 It is understood and agreed that with respect to any service or other obligation to be furnished or obligations to be performed by either party that in no event shall either party be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond the reasonable control with the party obligated for such performance; or for any cause due to any act or omission of the other party or its agents, employees, licensees, invitees, or any persons claiming by, through, or under the other party; or because of the failure of any public utility to furnish services; or because of order or regulation of any federal, state, county or municipal authority (collectively, “Force Majeure Events”). Nothing in this Section 10.1 shall limit or otherwise modify or waive Tenant’s obligation to pay Base Rent and Additional Rent as and when due pursuant to the terms of this Lease.

ARTICLE 11.

CONSTRUCTION, MECHANICS’ AND MATERIALMAN’S LIENS

11.1 Tenant shall not suffer or permit any construction, mechanics’ or materialman’s lien to be filed against the Premises or any portion of the Project by reason of work, labor services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer, or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration, or repair of or to the Premises or any portion of the Project; nor of giving Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any construction, mechanics’ or materialman’s lien against the Premises or any portion of the Project.

11.2 If any such construction, mechanics’ or materialman’s lien shall at any time be filed against the Premises or any portion of the Project as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action, all other expenses of Landlord incurred in connection therewith, including reasonable attorneys’ fees, court costs, and other necessary disbursements shall be repaid by Tenant to Landlord within ten (10) days after demand.

ARTICLE 12.

ARBITRATION

12.1 In the event that a dispute arises under Section 5.3 above, the same shall be submitted to arbitration in accordance with the provisions of applicable state law, if any, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations, and procedures from time to time in effect as promulgated by the American Arbitration Association (the “Association”). Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in the city wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the court or a judge thereof may be served outside the state wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his or her award or decision, subject to the last sentence of this section. No arbitrable dispute shall be deemed to have arisen under this Lease (a) prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute, together with a description thereof sufficient for an understanding thereof, and (b) where Tenant disputes the amount of a Tenant payment required hereunder (e.g., Operating Expense excess under Section 5.3 hereof), prior to Tenant paying in full the amount billed by Landlord, including the disputed amount. The prevailing party in such arbitration shall be reimbursed for its expenses, including reasonable attorneys’ fees. Notwithstanding the foregoing, in no event shall this Article 12 affect or delay Landlord’s unlawful detainer rights under California law.

ARTICLE 13.

INSURANCE

13.1 Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Project in an amount equal to the full replacement cost of the Project, subject to such deductibles as Landlord may determine. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, any of Tenant’s furniture, equipment, machinery, goods, supplies, improvements or alterations upon the Premises. Such insurance shall be maintained with an insurance company selected, and in amounts desired, by Landlord or Landlord’s mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Project. Additionally Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord or any affiliate of Landlord’s program of self insurance, and in such event Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Project.

13.2 Tenant, at its own expense, shall maintain with licensed insurers authorized to do business in the State of California and which are rated A- and have a financial size category of at least VIII in the most recent Best’s Key Rating Guide, or any successor thereto (or if there is none, an organization having a national reputation), (a) commercial general liability insurance, including Broad Form Property Damage and Contractual Liability with the following minimum limits: General Aggregate $2,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person, (b) Umbrella/Excess Liability on a following form basis with the following minimum limits: General Aggregate $5,000,000.00; Each Occurrence $5,000,000.00; (c) Workers’ Compensation with statutory limits; (d) Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00; (e) property insurance on special causes of loss insurance form covering any and all personal property of Tenant including but not limited to alterations, improvements (exclusive of the initial improvements (if any) constructed pursuant to Exhibit C), betterments, furniture, fixtures and equipment in an amount not less than their full replacement cost, with a commercially reasonable deductible; and (f) comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. At all times during the

Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) business days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Said policy of liability insurance shall include Landlord and Landlord’s managing agent as additional insureds and shall provide that the insurer shall endeavor to provide thirty (30) days’ written notice to Landlord prior to cancellation (ten (10) days written notice for cancellation due to nonpayment).

13.3 Tenant shall adjust every five (5) years the amount of coverage established in Article 13.2 hereof to such amount as in Landlord’s reasonable opinion, adequately protects Landlord’s interest; provided the same is consistent with the amount of coverage customarily required of comparable tenants in Comparable Buildings.

13.4 Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to or at the Premises or the Project or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of fire and extended coverage insurance or, to the extent of such insurance actually carried or required to be carried under the Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the State of California. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein, “and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within ten (10) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

ARTICLE 14.

QUIET ENJOYMENT

14.1 Provided Tenant is not in default under this Lease after the expiration of any period for cure in the performance of all its obligations under this Lease, including, but not limited to, the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

ARTICLE 15.

ALTERATIONS

15.1 Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Premises without first obtaining the written consent of Landlord in each instance. As used herein, the term “Minor Alteration” refers to an alteration that (a) does not affect the outside appearance of the Building and is not visible from the Common Areas, (b) is non-structural and does not impair the strength or structural integrity of the Building, and (c) does not affect the mechanical, electrical, HVAC or other systems of the Building. Landlord agrees not to unreasonably withhold its consent to any Minor Alteration. Landlord’s consent to any other alteration may be conditioned, given, or withheld in Landlord’s sole discretion. Notwithstanding the foregoing, Landlord consents to any repainting, recarpeting, or other purely cosmetic changes or upgrades to the Premises, so long as (i) the aggregate cost of such work is less than $25,000.00 in any twelve-month period, (ii) such work constitutes a Minor Alteration (iii) no building permit is required in connection therewith, and (iv) such work conforms the then existing Specifications (as defined in Exhibit C). At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions, or improvements; and Landlord shall have a period of fifteen (15) days therefrom in which to review and approve or disapprove said plans; provided that if Landlord determines in good faith that Landlord requires a third party to assist in reviewing such plans and specifications, Landlord shall instead have a period of not less than thirty (30) days in which to review and approve or disapprove said plans. Tenant shall pay to Landlord upon demand the reasonable out-of-pocket cost and expense of Landlord in (A) reviewing said plans and specifications, and (B) inspecting the alterations, additions, or improvements to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. In any instance where Landlord grants such consent, and permits Tenant to use its own contractors, laborers, materialmen, and others furnishing labor or materials for Tenant’s construction (collectively, “Tenant’s Contractors”), Landlord’s consent shall be deemed conditioned upon each of Tenant’s Contractors (1) working in harmony and not interfering with any laborer utilized by Landlord, Landlord’s contractors, laborers, or materialmen; (2) furnishing Landlord with evidence of acceptable liability insurance, worker’s compensation coverage and if required by Landlord, completion bonding, and if at any time such entry by one or more persons furnishing labor or materials for Tenant’s work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of alterations, additions, or improvements and for final approval thereof upon completion, and all cause any alterations, additions, or improvements to be performed in compliance therewith and with all applicable laws and requirements of public authorities and with all applicable requirements of insurance bodies. All alterations, additions, or improvements shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to be better than (a) the original installations of the Building, or (b) the then standards for the Comparable Building. Upon the completion of work and upon request by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from each of Tenant’s Contractors. No alterations, modifications, or additions to the Project or the Premises shall be removed by Tenant either during the Term or upon the Expiration Date or the Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Premises, without the prior written consent of Landlord. Landlord hereby consents to Tenant’s installation of such vending machines in any kitchen and break area in the Premises, so long as such use is incidental to Tenant’s use of the Premises.

15.2 Landlord’s approval of Tenant’s plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Landlord may, at its option, at Tenant’s expense, require that Landlord’s contractors be engaged for any work upon the integrated Building mechanical or electrical systems.

15.3 At least five (5) days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises, Tenant shall notify Landlord of the proposed work and the names and addresses of Tenant’s Contractors. During any such work on the Premises, Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises.

ARTICLE 16.

FURNITURE, FIXTURES, AND PERSONAL PROPERTY

16.1 Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Project or Premises provided:

(a) Such removal is made prior to the Expiration Date or the Termination Date;

(b) No Event of Default exists under this Lease at the time of such removal; and

(c) Tenant promptly repairs all damage caused by such removal.

16.2 If Tenant does not remove its trade fixtures, office supplies, and moveable furniture and equipment as herein above provided prior to the Expiration Date or the Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Premises for an agreed period), then, in addition to its other remedies, at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant’s sole cost and expense and all damage to the Project or the Premises resulting from said removal shall be repaired at the cost of Tenant; Landlord may elect that such items automatically become the property of Landlord upon the Expiration Date or the Termination Date, and Tenant shall not have any further rights with respect thereto or reimbursement therefor subject to the provisions of applicable law. All other property in the Premises, any alterations, or additions to the Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall, or ceiling of the Premises (but excluding Tenant’s personal property, furniture and equipment) shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the Expiration or Termination Date regardless of who paid therefor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests, in writing at the time of consent thereto (or in the event consent thereto is not required, within thirty (30) days after receiving written notice from Tenant of Tenant’s intent to construct the same), Tenant shall remove, prior to the Expiration Date or the Termination Date, any and all alterations, additions, fixtures, equipment, and property placed or installed in the Premises and shall repair any damage caused by such removal. Prior to commencing any Alteration, Tenant may request that Landlord notify Tenant whether or not the proposed Alteration will be required by Landlord to be removed at the end of the term.

16.3 All the furnishings, fixtures, equipment, effects, and property of every kind, nature, and description of Tenant and of all persons claiming by, through, or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Project shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord or its employees, agents or contractors. All of such furnishings, fixtures, equipment, effects, and property shall at all times be and remain Tenant’s property. Tenant may at any time remove the same from the Premises, provided that Lessee repairs all damage caused by such removal.

ARTICLE 17.

PERSONAL PROPERTY AND OTHER TAXES

17.1 During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties, and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant’s occupancy of the Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal and other property of Tenant contained in the Project (including without limitation taxes and assessments attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (to the extent that the assessed value of those leasehold improvements exceeds the assessed value of standard office improvements in other space in the Project regardless of whether title to those improvements is vested in Tenant or Landlord but excluding therefrom the Landlord Work)), and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant’s fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord’s real property, Tenant shall pay to Landlord Tenant’s share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property.

17.2 The demised property herein may be subject to a special assessment levied by the City of Redwood City as part of an Improvement District.

ARTICLE 18.

ASSIGNMENT AND SUBLETTING

18.1 Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld (except that Landlord shall in no event be obligated to consent to an encumbrance of this Lease or (subject to Section 18.2) any transfer by operation of law): (a) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (b) permit the use of the Premises or any part thereof by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a “Transfer”) occurring without the prior written consent of Landlord shall, at Landlord’s option, be void and of no effect. Landlord’s consent to any Transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future Transfer. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the remaining obligations of Tenant hereunder; provided that the acceptance of any assignment of this Lease by the applicable assignee shall automatically constitute the assumption by such assignee of all of the remaining obligations of Tenant that accrue following such assignment. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing sublease or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in any or all such subleases.

18.2 A sale, transfer, pledge, or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, (except where Tenant is a publicly traded corporation), a merger of Tenant with another corporation where Tenant is not the surviving corporation, or a sale of fifty percent (50%) or more of its stock or a sale of substantially all its assets; or the sale, transfer, pledge, or hypothecation of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership or other business association, without the prior written consent of Landlord, shall, in any of the foregoing cases and whether or not accomplished by one or more related or unrelated transactions, constitute a Transfer for purposes of this Article 18. Notwithstanding anything to the contrary contained in this Article 18, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s prior consent if such assignment or sublease is to a Permitted Tenant Affiliate and may engage in Approved Reorganizations, without the express consent of Landlord; provided that at least ten (10) days prior to the effective date of the assignment or sublease, Tenant shall furnish Landlord with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as a transfer to a Permitted Tenant Affiliate or as an Approved Reorganization. To the extent that legal requirements or confidentiality requirements do not permit Tenant to give Landlord prior notice of an assignment or sublease permitted under this Section 18.2, then Tenant may in lieu of the prior notice required under this Section 18.2 give Landlord notice within ten (10) days after the effective date of the assignment or sublease, together with the name of the transferee and a written certification from an officer of Tenant certifying that the assignment or sublease qualifies as a transfer to a Permitted Tenant Affiliate or as an Approved Reorganization. As used herein, the term “Permitted Tenant Affiliate” means an entity that, prior to the transaction, was controlling, under common control with, or controlled by, Tenant, but excluding any entity formed to avoid the restrictions on transfer by Tenant hereunder. For purposes of this definition, the word “control,” as used above, means the possession, directly or indirectly, of the right or power to direct or cause the direction of the management or policies of the controlled person. As used herein, the term “Approved Reorganizations” means any merger, reorganization or consolidation of Tenant (whether or not Tenant is the surviving entity), or the sale of 50% or more of the assets or stock of Tenant, in each case as a going concern, where (1) Tenant’s successor (together with Tenant, so long as Tenant remains liable under this Lease) shall have a net worth following consummation of such transaction, as reasonably determined by Landlord in accordance with generally accepted accounting principles, that is at least equal to the net worth of Tenant immediately prior to such transaction. The word “person” means an individual, partnership, trust, corporation, firm or other entity. Such right to assign or sublease to a Permitted Tenant Affiliate shall be effective only for so long as such assignee or subtenant remains a Permitted Tenant Affiliate. Any change of control that results in the assignee or subtenant no longer being a Permitted Tenant Affiliate shall be deemed an assignment or subletting hereunder and subject to all of the terms and provisions of Article 18. In addition, Landlord’s consent shall not be required with respect to the infusion of additional equity capital in Tenant or with respect to an initial public offering of equity securities of Tenant under the Securities Act of 1933, as amended, which results in Tenant’s stock being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market or the NASDAQ Small Cap Market System. The provisions of Sections 18.5 and 18.7 shall not apply to Transfers to a Permitted Tenant Affiliate or Approved Reorganizations (collectively, “Permitted Transferees”).

18.3 If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) business days prior to the proposed effective date of the Transfer, a written notice (the “Transfer Notice”) which includes (a) the name of the proposed sublessee or assignee, (b) the nature of the proposed sublessee’s or assignee’s business, (c) the terms and provisions of the proposed sublease or assignment, and (d) current financial statements and information on the proposed sublessee or assignee. Upon receipt of the Transfer Notice, Landlord may request additional information concerning the Transfer or the proposed sublessee or assignee (the “Additional Information”). Subject to Landlord’s rights under Section 18.6, Landlord shall not unreasonably withhold its consent to any assignment or sublease (excluding an encumbrance or transfer by operation of law), which consent or lack thereof shall be provided within thirty (30) business days of receipt of Tenant’s Transfer Notice; provided, however,

Tenant hereby agrees that it shall be a reasonable basis for Landlord to withhold its consent if Landlord has not received the Additional Information requested by Landlord. Without limiting any other reasonable basis for withholding consent, Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building, or the general character or quality of the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease in the case of an assignment or the proposed sublease in the case of the sublease; (iii) the transferee is a tenant of or negotiating for space in the Building; provided that there is or will be sufficient space in the Building for such tenant, (iv) the transferee is a governmental unit; (v) an Event of Default by Tenant has occurred and is continuing; or (vi) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant, or agreement of Landlord involving the Project or any other tenant’s lease within it. Tenant hereby waives any right to terminate the Lease as a remedy for Landlord wrongfully withholding its consent to any Transfer and agrees that Tenant’s exclusive remedies therefor shall be to seek damages and/or specific performance of Landlord’s obligation to consent to such Transfer.

18.4 Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions, and provisions of this Lease, including, without limitation, restriction on use, assignment, and subletting and the covenant to pay Rent. Landlord may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved; provided that Landlord shall not collect Rent directly from a sublessee unless an Event of Default exists or remains uncured under this Lease. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant’s performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and any such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant, and Landlord may condition its consent to any Transfer upon the receipt of a written reaffirmation from each such guarantor in a form acceptable to Landlord (which shall not be construed to imply that the occurrence of a Transfer without such a reaffirmation would operate to release any guarantor). Consent by Landlord to a particular assignment, sublease, or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case where Tenant desires to assign, sublease or enter into any related or similar transaction, whether or not Landlord consents to such assignment, sublease, or other transaction, Tenant shall pay any reasonable attorneys’ fees incurred by Landlord in connection with such assignment, sublease or other transaction, including, without limitation, fees incurred in reviewing documents relating to, or evidencing, said assignment, sublease, or other transaction (which fees in the aggregate shall not exceed $2,000 per request for consent so long as Tenant does not negotiate Landlord’s form of consent document). All documents utilized by Tenant to evidence any subletting or assignment for which Landlord’s consent has been requested and is required hereunder, shall be subject to prior approval (not to be unreasonably withheld, conditioned or delayed) by Landlord or its attorney.

18.5 Tenant shall be bound and obligated to pay Landlord a portion of any sums or economic consideration payable to Tenant by any sublessee, assignee, licensee, or other transferee, within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case might be, as follows:

(a) In the case of an assignment, 50% of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant in connection with such assignment and reasonable cost of any real estate commissions and attorneys’ fees incurred by Tenant in connection with such assignment.

(b) In the case of a subletting, 50% of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the Rent due hereunder prorated to reflect only Rent allocable to the sublet portion of the Premises, (ii) the reasonable cost of tenant improvements made by Tenant for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the reasonable cost of any real estate commissions and attorneys’ fees incurred by Tenant in connection with such subletting, which shall be amortized over the term of the sublease.

18.6 If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. or any successor or substitute therefor (the “Bankruptcy Code”), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the remaining obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption.

18.7 Landlord shall have the following option with respect to any assignment or subletting proposed by Tenant of more than fifty percent (50%) of the Premises for substantially the remainder of the Term of the Lease:

(a) Landlord has the option, by written notice to Tenant (the “Recapture Notice”) within thirty (30) days after receiving any Transfer Notice to recapture the Space covered by the proposed sublease or the entire Premises in the case of an assignment (the “Subject Space”) by terminating this Lease for the Subject Space or taking an assignment or a sublease of the Subject Space from Tenant. A timely Recapture Notice terminates this Lease or creates an assignment or a sublease for the Subject Space for the same term as the proposed Transfer, effective as of the date specified in the Transfer Notice. After such termination, Landlord may (but shall not be obligated to) enter into a lease with the party to the sublease or assignment proposed by Tenant.

(b) To determine the new Base Rent under this Lease in the event Landlord recaptures the Subject Space without terminating this Lease, the original Base Rent under the Lease shall be multiplied by a fraction, the numerator of which is the rentable square feet of the Premises retained by Tenant after Landlord’s recapture and the denominator of which is the total rentable square feet in the Premises before Landlord’s recapture. The Additional Rent, to the extent that it is calculated on the basis of the rentable square feet within the Premises, shall be reduced to reflect Tenant’s proportionate share based on the rentable square feet of the Premises retained by Tenant after Landlord’s recapture. This Lease as so amended shall continue thereafter in full force and affect. Either party may require a written confirmation of the amendments to this Lease necessitated by Landlord’s recapture of the Subject Space. If Landlord recaptures the Subject Space, Landlord shall, at Landlord’s sole expense, construct any partitions required to segregate the Subject Space from the remaining Premises retained by Tenant. Tenant shall, however, pay for painting, covering or otherwise decorating the surfaces of the partitions facing the remaining Premises retained by Tenant.

ARTICLE 19.

DAMAGE OR DESTRUCTION

19.1 Casualty. If the Premises or Building should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed.

19.1.1 Less Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety (90) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, this Lease shall not terminate and Landlord shall repair the Premises or Building, except that Landlord shall not be required to rebuild, repair or replace Tenant’s furniture, fixtures, furnishings, or equipment (collectively, “Tenant’s Property”) which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only during the period the Premises or the applicable portion thereof are unfit for occupancy.

19.1.2 Greater Than 90 Days. If the Premises or Building should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Base Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property). If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area at the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only during the period the Premises or the applicable portion thereof are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed (such period to be extended for delays caused by Tenant or because of any Force Majeure Events, as hereinafter defined, of up to ninety (90) days), and Tenant has not reoccupied the Premises, Tenant shall have the right, as Tenant’s exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, and provided that such repairs have not been substantially completed within such ten (10) day period, to terminate this Lease by delivering written notice to Landlord as Tenant’s exclusive remedy, whereupon all rights of Tenant hereunder shall cease and terminate thirty (30) days after Landlord’s receipt of such notice.

19.1.3 Greater Than 180 Days. If the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the issuance of permits for the necessary repair or reconstruction of the portion of the Premises or Building which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair, and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises or Building, provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property). If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is damaged compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises are unfit for occupancy.

19.1.4 Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises or Building shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises or Building which was damaged or destroyed shall exceed $50,000, then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Article 19. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend the Lease, then Tenant may avoid Landlord’s termination under this Section 19.1.4 by exercising such option within ten (10) business days after Tenant is notified in writing of Landlord’s exercise of its termination right under this Section 19.1.4.

19.2 Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant’s share of any deductible or retention amount payable under the property insurance for the Building to the extent the same may be included in Operating Expenses. In the event that the Premises or any portion of the Building is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness or the proceeds are otherwise not available to pay the full repair of all damage, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord’s estimated cost of such repairs not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

19.3 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code.

ARTICLE 20.

CONDEMNATION

20.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose (“Condemned”), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

20.2 Partial Condemnation. If any portion of the Premises or Building is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, then either party may terminate this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be equitably adjusted.

20.3 Award. If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in repairing, replacing or removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

20.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect )to the surrender of the Premises (damage from such condemnation excepted).

ARTICLE 21.

HOLD HARMLESS

21.1 Tenant agrees to defend, with counsel approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord, holders of mortgages secured by the Premises or the Project and any other party having an interest therein (the “Indemnified Parties”) with respect to, and to pay, protect, indemnify, and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands, or judgments of any nature to which any Indemnified Party is subject because of its estate or interest in the Premises or the Project arising from (a) injury to or death of any person, or damage to or loss of property on the Premises occurring in connection with or arising out of the use, condition, or occupancy of the Premises by Tenant or its agents, contractors or invitees, except to the extent, if any, caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents, (b) any violation of this Lease by or attributable to Tenant, or (c) subject to Section 13.4, any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licenses, sublessees, or invitees. Tenant agrees to use and occupy the Premises and other facilities of the Project at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law.

21.2 Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant’s agents, employees, licensees, or invitees, of the Project. Landlord shall not be liable to Tenant for losses due to theft, burglary, or damages done by persons on the Project.

ARTICLE 22.

DEFAULT BY TENANT

22.1 The term “Event of Default” refers to the occurrence of any one (1) or more of the following:

(a) Failure of Tenant to pay when due any sum required to be paid hereunder (the “Monetary Default”) within five (5) days after written notice from Landlord; provided, however, that after the second failure to pay any sum required to be paid hereunder in any twelve (12) month period, in the event that Tenant fails a third time to pay when due any sum required to be paid hereunder during such twelve (12) month period, such failure shall be deemed to automatically constitute a Monetary Default without any obligation on Landlord to provide any additional written notice, and provided further that the Tenant acknowledges that any such written notice provided hereunder shall be in lieu of, and not in addition to, any notice to pay rent or quit pursuant to any applicable statutes;

(b) Failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant’s obligations, covenants, or agreements except a Monetary Default, provided that if the cure of any such failure is not reasonably susceptible of performance within such fifteen (15) day period, then an Event of Default of Tenant shall not be deemed to have occurred so long as Tenant has promptly commenced and thereafter diligently prosecutes such cure to completion and completes that cure within 30 days;

(c) Tenant, or any guarantor of Tenant’s obligations under this Lease (the “Guarantor”), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant’s or Guarantor’s property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce, or modify Tenant’s debts or obligations; or any petition filed or other action taken to reorganize or modify Tenant’s or Guarantor’s capital structure if Tenant is a corporation or other entity. Any such levy, execution, legal process, or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within ninety (90) days from the date of its creation, service, or filing;

(d) The abandonment of the Premises by Tenant;

(e) The discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants, successors-in-interest, or Guarantors was materially and knowingly false; or

(f) If Tenant or any Guarantor shall die, cease to exist as a corporation or partnership, or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

22.2 In the event of any Event of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies without notice or demand in addition to all other rights and remedies provided for at law or in equity:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. No act by Landlord allowed by this Section 22.2(a) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

“The lessor has the remedy described in Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations).”

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant’s cost and to recover from Tenant as damages: (i) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (A) in retaking possession of the Premises, including reasonable attorneys’ fees and costs therefor; (B) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (C) leasing commissions; (D) any other costs necessary or appropriate to relet the Premises; and (E) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

The “worth at the time of award” of the amounts referred to in Sections 22.2(b)(i) and 22.2(b)(ii) shall be calculated by allowing interest at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the termination date through the date of award. The “worth at the time of award” of the amount referred to in Section 22.2(b)(iii) shall be calculated by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant.

22.3 If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Premises by Tenant whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting to the aforesaid exercise of dominion over Tenant’s property within the Premises after any Event of Default.

22.4 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord for any or all other rights or remedies provided for in this Lease or now or hereafter existing at or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys’ fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant. If any notice and grace period required under subparagraphs 22.1(a) or (b) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Tenant under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 22.1(a) or (b). In such case, the applicable grace period under subparagraphs 22.1(a) or (b) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Tenant to cure the default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and an Event of Default entitling Landlord to the remedies provided for in this Lease and/or by said statute.

22.5 If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted and such failure constitutes an Event of Default (except in the case where if Landlord in good faith believes that action prior to the expiration of any cure period under Section 22.1 is necessary to prevent damage to persons or property, in which case Landlord may act without waiting for such cure period to expire), Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such default for the account of Tenant (and enter the Premises for such purpose), and thereupon, Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses, and disbursements, plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

22.6 In addition to Landlord’s rights set forth above, if Tenant fails to pay its Rent or any other amounts owing hereunder on the due date thereof more than two (2) times during any calendar year during the Term, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord, at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default, pay to Landlord, in check or money order, in advance, the Rent and Landlord’s estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months following said cure. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord’s estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof, the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

22.7 Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as damages in any bankruptcy, insolvency, receivership, reorganization, or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article. Notwithstanding anything contained in this Article to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Event of Default only when such proceeding, action, or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

22.8 Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord’s option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed, except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord’s rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord’s rights to pursue any other available remedy, Landlord’s acceptance of partial payment of rent does not constitute a waiver of any rights, including without limitation any right Landlord may have to recover possession of the Premises.

22.9 Intentionally deleted.

22.10 Tenant waives the right to terminate this Lease on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief. Landlord’s failure to perform any of its obligations under this Lease shall constitute a default by Landlord under this Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord’s failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible. All obligations of each party hereunder shall be construed as covenants, not conditions.

22.11 If Tenant provides written notice (or oral notice in the event of an emergency) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such written notice, but in any event not later than thirty (30) days after receipt of such written notice, then Tenant may proceed to take the required action upon delivery of an additional seven (7) business days’ written notice to Landlord specifying that Tenant is taking such required action (provided, however, that neither of the notices shall be required in the event of an emergency which threatens life or health or where there is imminent danger to property), and if such action was required under the terms of the Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. In the event that Tenant takes such action, and such work will affect the Building structure and/or the Building systems, Tenant shall use only those contractors used by Landlord in the Building for work on such Building structure or Building systems unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Any work undertaken by Tenant pursuant to this Section 22.11 shall be subject to the following:

(a) All such work shall be diligently pursued to completion and shall be conducted in a manner which does not interfere with the normal operations of the Building and other tenants of the Building.

(b) The work undertaken by the Tenant shall be the minimum amount of work reasonably necessary for Tenant to correct or cure the problem or failure of Landlord to act addressed by Tenant’s notices pursuant to this Section 22.11.

ARTICLE 23.

APPROVALS

23.1 Whenever this Lease grants Landlord or Tenant a right to take action, exercise discretion, or make an allocation, judgment or other determination (collectively, an

“Act”), Landlord or Tenant shall act reasonably and in good faith (meaning that no action shall be taken which would materially contravene the reasonable expectations of a sophisticated landlord operating a first-class office building and a sophisticated tenant in a first-class office building concerning the benefits and rights granted under this Lease but not contravening the plain and clear intent of the specific language of this Lease governing the specific issue in question), and shall not take any action which might result in the frustration of the reasonable expectations of a sophisticated landlord and a sophisticated tenant concerning the benefits to be enjoyed under this Lease, provided, however, that:

(a) Wherever this Lease elsewhere provides another standard which specifically defines or limits Landlord’s or Tenant’s discretion with respect to any Act, such other standard and not this Article 23 shall then control as to such Act;

(b) Nothing in this Article 23 shall require Landlord to consent to (i) any use of the Premises for purposes other than those permitted in Article 3, (ii) any alterations which would adversely affect the Building systems, any other Building occupant, or exterior of the Building, or (iii) any proposed assignment of or subletting under this Lease to which Landlord is not otherwise required to consent under Article 18;

(c) Except for an obligation to act in good faith, this Article 23 shall not apply to an election by Landlord or Tenant to terminate the Lease under Article 19 or Article 20 (but only if Landlord or Tenant (as applicable) strictly complies with the parameters for termination set forth in those Articles);

(d) This Article 23 shall not apply to an act taken by Landlord pursuant to Article 22 of the Lease; and

(e) Nothing contained in this Article 23 shall be deemed to limit the discretion of Landlord or Tenant with respect to any matter (including, without limitation, a proposal to amend or otherwise modify the Lease) which is not otherwise within the contemplation of the Lease.

ARTICLE 24.

INTENTIONALLY DELETED

ARTICLE 25.

ATTORNEYS’ FEES

25.1 All costs and expenses, including reasonable attorneys’ fees (whether or not legal proceedings are instituted), involved in collecting rents, enforcing the obligations of Tenant, or protecting the rights or interests of Landlord under this Lease, whether or not an action is filed, including without limitation the cost and expense of instituting and prosecuting legal proceedings or recovering possession of the Premises after default by Tenant or upon expiration or sooner termination of this Lease, shall be due and payable by Tenant on demand, as additional rent. In addition, and notwithstanding the foregoing, if either party hereto shall file any action or bring any proceeding against the other party arising out of this Lease or for the declaration of any rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys’ fees incurred by the prevailing party, as determined by the trier of fact in such legal proceeding. For purposes of this provision, the terms “attorneys’ fees” or “attorneys’ fees and costs,” or “costs and expenses” shall mean the fees and expenses of legal counsel (including external counsel and in-house counsel) of the parties hereto, which include printing, photocopying, duplicating, mail, overnight mail, messenger, court filing fees, costs of discovery, and fees billed for law clerks, paralegals, investigators and other persons not admitted to the bar for performing services under the supervision and direction of an attorney. For purposes of determining in-house counsel fees, the same shall be determined using the average per hour salary of such in-house counsel. In addition, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in enforcing any judgment arising from a suit or proceeding under this Lease, including without limitation post-judgment motions, contempt proceedings, garnishment, levy and debtor and third party examinations, discovery and bankruptcy litigation, without regard to schedule or rule of court purporting to restrict such award. This post-judgment award of attorneys’ fees and costs provision shall be severable from any other provision of this Lease and shall survive any judgment/award on such suit or arbitration and is not to be deemed merged into the judgment/award or terminated with the Lease.

ARTICLE 26.

NON-WAIVER

26.1 Neither acceptance of any payment by Landlord from Tenant nor, failure by either party to complain of any action, non-action, or default of the other party shall constitute a waiver of any of such party’s rights hereunder. Time is of the essence with respect to the performance of every obligation of each party under this Lease in which time of performance is a factor. Waiver by either party of any right or remedy arising in connection with any default of the other party shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of either party hereunder or covenant, duty, or obligation of any party hereunder shall be deemed waived by the other party unless such waiver is in writing, signed by the other party or the other party’s duly authorized agent.

ARTICLE 27.

RULES AND REGULATIONS

27.1 Such reasonable rules and regulations applying to all lessees in the Project for the safety, care, and cleanliness of the Project and the preservation of good order thereon are hereby made a part hereof as Exhibit D, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable and non-discriminatory manner as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Project to comply with such rules and regulations.

ARTICLE 28.

ASSIGNMENT BY LANDLORD

28.1 In the event Landlord sells the Building or the Project, Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Premises and the Project to such purchaser. In such event, no liability or obligation shall accrue or be charged to Landlord with respect to the period from and after such transfer or assignment and assumption of Landlord’s obligations by the transferee or assignee. Nothing in Section 28.1 shall limit Landlord’s right to assign this Lease as collateral for any loan.

ARTICLE 29.

LIABILITY OF LANDLORD

29.1 It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Project only with respect to events occurring during its and their respective ownership of the Project and the proceeds from the sale thereof. In addition, Tenant agrees to look solely to Landlord’s interest in the Project for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Project, nor any partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.

ARTICLE 30.

SUBORDINATION AND ATTORNMENT

30.1 This Lease, at Landlord’s option, shall be subordinate to any present or future: mortgage, ground lease or declaration of covenants regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any present or future mortgage and to all renewals, modifications, consolidations, replacements, and extensions of any or all of same. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage shall elect for this Lease to be superior to the lien of its mortgage and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage whether this Lease is dated earlier or later than the date of said mortgage or the date of recording thereof. Tenant agrees to execute such reasonable documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure or otherwise. As of the date of this Lease, there is no (a) deed of trust or mortgage encumbering the Project or (b) ground lease affecting the Building.

30.2 Each party shall, at such time or times as the other party may request, upon not less than ten (10) days’ prior written request by the requesting party, sign and deliver to the requesting party a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether any Monthly Rent has been prepaid and, if so, how much; whether to the knowledge of the certifying party there are any defaults hereunder; and in the circumstance where Landlord is the requesting party, such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Article may be relied upon by the requesting party and by any prospective purchaser of all or any portion of the requesting party’s interest herein, any lender or prospective lender of Tenant, or a holder or prospective holder of any mortgage encumbering the Building. Tenant’s failure to deliver such statement within five (5) days after Landlord’s second written request therefor shall constitute an Event of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate.

30.3 Tenant shall deliver to Landlord on the Commencement Date and upon Landlord’s request no more than one (1) time per calendar year (except in connection with a sale or financing) Tenant’s current audited financial statements, including a balance sheet and profit and loss statement for the most recent prior year (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord shall use reasonable efforts to keep such Statements strictly confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or the Project and to any encumbrancer of all or any portion of the Building or the Project so long as any purchaser or encumbrancer agrees not to disclose the contents of any such statements to any third party other than its employees, agents and consultants.

30.4 Tenant acknowledges the Landlord is relying on the Statements provided to Landlord on or about the date of this Lease in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date Tenant delivered the Statements to Landlord. The Statements are represented and warranted by Tenant to be correct and to accurately and fully reflect Tenant’s true financial condition as of the date of submission of any Statements to Landlord.

30.5 As a condition to Tenant’s subordination and attornment obligations as set forth in Section 30.1, above, Landlord agrees to deliver to Tenant from any future mortgagee or beneficiary a written subordination and non-disturbance agreement in recordable form acceptable to such mortgagee or beneficiary providing that so long as Tenant performs all of the terms of this Lease, Tenant’s possession under this Lease shall not be disturbed and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional or procedural reasons.

ARTICLE 31.

HOLDING OVER

31.1 In the event Tenant, or any party claiming under Tenant, retains possession of the Premises after the Expiration Date or Termination Date, such possession shall be that of a holdover tenant and an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Base Rent for the period of such holdover, an amount equal to the Holdover Percentage (as defined below) of the Base Rent otherwise provided for herein, during the time of holdover together with all other Additional Rent and other amounts payable pursuant to the terms of this Lease. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. As used herein, the term “Holdover Percentage” means 125% with respect to the first three months of the holdover and 150% with respect to any holding over in excess of three months. Tenant shall vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease.

ARTICLE 32.

SIGNS

32.1 No sign, symbol, or identifying marks shall be put upon the Project, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, without the prior written approval of Landlord. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord, at Landlord’s sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

32.2 Tenant shall be entitled to the existing monument signage (the “Monument Signage”) on the Building monument sign identifying Tenant’s name. At the expiration or earlier termination of this Lease or termination of Tenant’s sign rights as provided below, Landlord shall, at Tenant’s sole cost and expense, cause the Monument Signage to be removed and the area of the monument sign affected by the Monument Signage to be restored to the condition existing prior to the installation of Tenant’s Monument Signage.

32.3 Landlord at Landlord’s sole cost shall install one (1) Building suite sign on the first floor. Tenant, at Tenant’s sole cost, shall have the right to maintain the existing second building suite sign on the second floor of the Premises (“Second Floor Sign”). Tenant shall be solely responsible for maintaining the Second Floor Sign. At the expiration or earlier termination of this Lease, Landlord shall, at Tenant’s sole cost and expense, cause the Second Floor Sign to be removed and the area of the walls affected by the Second Floor Sign to be restored to the condition existing prior to the installation of the Second Floor Sign.

ARTICLE 33.

HAZARDOUS SUBSTANCES

33.1 Except for Hazardous Material (as defined below) contained in products used by Tenant for ordinary cleaning and office purposes in quantities not violative of applicable Environmental Requirements, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises and/or the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises and/or the Project without Landlord’s prior written consent (except for ordinary office and janitorial products stored in their original containers used in compliance with Environmental Requirements). Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements (as defined below) and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.

33.2 The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto; all applicable California requirements, including, but not limited to, Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health and Safety Code and Title 22 of the California Code of Regulations, Division 4.5, Chapter 11, and any policies or rules promulgated thereunder as well as any County or City ordinances that may operate independent of, or in conjunction with, the State programs, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 3 of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

33.3 Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of such Hazardous Materials released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

33.4 Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises by Tenant, its assignees, subtenants, agents, employees, contractors or invitees, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials by Tenant, its agents, employees, contractors, subtenants, assignees or invitees or any breach of the requirements under this Article 33 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Article 33 shall survive any termination of this Lease.

33.5 Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Article 33, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement with respect to Tenant’s use of Hazardous Materials on the Premises, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

33.6 In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach by Tenant or its agents, employees, contractors, subtenants, assignees or invitees of the requirements of this Article 33 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Article 33 are in addition to and not in lieu of any other provision in the Lease.

33.7 Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill (“Former Landfill”). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Property, as more fully described in the California Regional Water Quality Control Board, San Francisco Bay Region’s (“Regional Board”) Order No. R2-2003-0074 (Updated Waste Discharge Requirements and Rescission of Order No. 94-181) (“Order”), (ii) methane gas is or may be generated by the landfilled solid waste (item “i” immediately preceding and this item “ii” are hereafter collectively referred to as the “Landfill Contamination”), and (iii) the Premises and the Former Landfill are subject to the Order. The Order is attached hereto as Exhibit H. As evidenced by their initials on said Exhibit H, Tenant acknowledges that Landlord has provided Tenant with copies of the Order, and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review the Order and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property. Additional environmental reports are available for Tenant’s review at Landlord’s offices. To Landlord’s actual knowledge (without duty of inquiry), there is no other on-site originated Hazardous Materials contamination within the Project. In the event the Regional Board determines that the majority of the Premises cannot be occupied for a period in excess of thirty (30) days due to the any Hazardous Materials conditions related to the Landfill Contamination, then, provided Tenant has not caused and/or contributed to the incident responsible for said occupancy restriction, Tenant may terminate this Lease provided Tenant gives Landlord written notice within five (5) days of Tenant’s receipt of notice that the Premises cannot be occupied for the purpose referenced in this Lease of its election to so terminate the Lease in the event Tenant cannot occupy the majority of the Premises at the conclusion of the thirty (30) day period. In the event said notice is received by Landlord as required herein and the majority of the Premises cannot be occupied as referenced above, this Lease shall thereafter terminate on the date of termination referenced in said Tenant notice (which date shall not be less than thirty (30) days from the date the Premises are deemed un-occupiable).

33.8 Notwithstanding anything to the contrary in the Lease, under no circumstance shall Tenant be liable for any Hazardous Material present at any time on or about the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of such Hazardous Material by Tenant or its agents, employees, contractors, subtenants, assignees or invitees.

ARTICLE 34.

COMPLIANCE WITH LAWS AND OTHER REGULATIONS

34.1 Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose, any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Landlord’s approval of Tenant’s plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental agencies or authorities, including, but not limited to, the Americans with Disabilities Act. Notwithstanding the foregoing, Tenant shall not be required to comply with or cause the Premises to comply with any laws, rules or regulations requiring alterations or improvements unless the compliance with any of the foregoing is necessitated due to one or more of the following events or circumstances:

(a) Tenant’s particular use of the Premises (other than normal office uses);

(b) The manner of conduct of Tenant’s business or operation of its installations, equipment or other property outside those of normal office use;

(c) The performance by or on behalf of Tenant of any alterations (except for the Tenant Improvements) or the installation of any Tenant systems; or

(d) The breach of any of Tenant’s obligations under this Lease.

ARTICLE 35.

SEVERABILITY

35.1 This Lease shall be construed in accordance with the laws of the State of California. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

ARTICLE 36.

NOTICES

36.1 Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and delivered personally, or forwarded by certified or registered mail, postage prepaid, or recognized overnight courier, addressed as follows:

If to Landlord:	c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention: Mr. Darin Bright

With a copy by the same method to:

c/o The Prudential Insurance Company of America
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attention: Greg Shanklin, Esquire

With a copy by the same method to:

Harvest Properties, Inc. 2200 Powell Street, Suite 210 Emeryville, California 94608 Attn: Awais Mughal

If to Tenant:	Qualys, Inc. 1600 Bridge Parkway Redwood Shores, California 94065 Attention: Chief Financial Officer

36.2 Notice hereunder shall become effective upon (a) delivery in case of personal delivery and (b) receipt or refusal in case of certified or registered mail or delivery by overnight courier.

36.3 Such address may be changed from time to time by either party serving notice as provided above.

ARTICLE 37.

OBLIGATIONS OF, SUCCESSORS, PLURALITY, GENDER

37.1 Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and assigns. If the rights of Tenant hereunder are owned by two or more parties, or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

ARTICLE 38.

ENTIRE AGREEMENT

38.1 This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral leases or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by Landlord and Tenant.

38.2 THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION AND DELIVERY HEREOF BY LANDLORD AND TENANT.

ARTICLE 39.

CAPTIONS

39.1 Paragraph captions are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this Lease.

ARTICLE 40.

CHANGES

40.1 Should any mortgagee require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or in any other way substantially and adversely change the rights and obligations of Tenant hereunder, then and in such event Tenant agrees that this Lease may be so modified.

ARTICLE 41.

AUTHORITY

41.1 All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

ARTICLE 42.

BROKERAGE

42.1 Tenant represents and warrants to Landlord that it has dealt only with Colliers International (collectively “Tenant’s Broker”) and NAI BT Commercial Real Estate (the “Landlord’s Broker”), in negotiation of this Lease. Landlord shall make payment of the brokerage fee due the Landlord’s Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord’s Broker. Landlord’s Broker shall pay a portion of its commission to Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Except for amounts owing to Landlord’s Broker and Tenant’s Broker, each party hereby agrees to indemnify and hold the other party harmless of and from any and all damages, losses, costs, or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of or liability to any other broker or other person claiming through the indemnifying party and arising out of or in connection with the negotiation, execution, and delivery of this Lease. Additionally, except as may be otherwise expressly agreed upon by Landlord in writing, Tenant acknowledges and agrees that Landlord and/or Landlord’s agent shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease.

ARTICLE 43.

EXHIBITS

43.1 Exhibits A through I are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

ARTICLE 44.

APPURTENANCES

44.1 The Premises include the right of ingress and egress thereto and therefrom; however, Landlord reserves the right to make changes and alterations to the Building, fixtures and equipment thereof, in the street entrances, doors, halls, corridors, lobbies, passages, elevators, escalators, stairways, toilets and other parts thereof which Landlord may deem necessary or desirable; provided that Tenant at all times has a means of access to the Premises (subject to a temporary interruption due to Force Majeure Events or necessary maintenance that cannot reasonably be performed without such interruption of access). Neither this Lease nor any use by Tenant of the Building or any passage, door, tunnel, concourse, plaza or any other area connecting the garages or other buildings with the Building, shall give Tenant any right or easement of such use and the use thereof may, without notice to Tenant, be regulated or discontinued at any time and from time to time by Landlord without liability of any kind to Tenant and without affecting the obligations of Tenant under this Lease.

ARTICLE 45.

PREJUDGMENT REMEDY, REDEMPTION, COUNTERCLAIM, AND JURY

45.1 If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action other than mandatory counterclaims. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

ARTICLE 46.

RECORDING

46.1 Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form satisfactory to both Landlord and Tenant specifying the date of commencement and expiration of the Term of this Lease and other information required by statute. Either Landlord or Tenant may then record said memorandum or notice of lease at the cost of the recording party.

ARTICLE 47.

MORTGAGEE PROTECTION

47.1 Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated as a result of such default while such remedies are being so diligently pursued.

ARTICLE 48.

SHORING

48.1 If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction reasonable license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of rent (subject to the express provisions of this Lease), or of a constructive or actual eviction of Tenant.

ARTICLE 49.

PARKING

49.1 The use by Tenant, its employees and invitees, of the parking facilities of the Project shall be on the terms and conditions set forth in Exhibit E attached hereto and by this reference incorporated herein and shall be subject to such other agreement between Landlord and Tenant as may hereinafter be established and to such other reasonable rules and regulations as Landlord may establish. Tenant, its employees and invitees shall have the right to use 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of leased space. Tenant’s use of the parking spaces shall be confined to the Project. If, in Landlord’s reasonable business judgment, it becomes necessary, Landlord shall exercise due diligence to cause the creation of cross-parking easements and such other agreements as are necessary to permit Tenant, its employees and invitees to use parking spaces on properties and buildings which are separate legal parcels from the Project. Tenant acknowledges that other tenants of the Project and the tenants of the other buildings, their employees and invitees, may be given the right to park at the Project.

ARTICLE 50.

ELECTRICAL CAPACITY

50.1 The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply the Tenant’s electrical requirements upon written request of the Tenant shall be installed by the Landlord at the sole cost and expense of the Tenant, if, in the Landlord’s sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, the Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

ARTICLE 51.

OPTIONS TO EXTEND LEASE

51.1 Extension Option. Tenant shall have the option to extend this Lease (the “Extension Option”) for one additional term of five (5) years (the “Extension Period”), upon the terms and conditions hereinafter set forth:

(a) If the Extension Option is exercised, then the Base Rent per annum for such Extension Period (the “Option Rent”) shall be an amount equal to the Fair Market Rental Value (as defined hereinafter) for the Premises as of the commencement of the Extension Option for such Extension Period; provided, however, that the Option Rent shall in no event be less than the Base Rent scheduled to be paid during the year immediately prior to the commencement of the Extension Period.

(b) The Extension Option must be exercised by Tenant, if at all, only at the time and in the manner provided in this subsection 51.1(b).

(i) If Tenant wishes to exercise the Extension Option, Tenant must, on or before the date occurring nine (9) months before the expiration of the initial Lease Term (but not before the date that is twelve (12) months before the expiration of the Initial Lease Term), exercise the Extension Option by delivering written notice (the “Exercise Notice”) to Landlord. If Tenant timely and properly exercises its Extension Option, the Lease Term shall be extended for the Extension Period upon all of the terms and conditions set forth in the Lease, as amended, except that the Base Rent for the Extension Period shall be as provided in Subparagraph 51.1(a) and Tenant shall have no further options to extend the Lease Term.

(ii) If Tenant fails to deliver a timely Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option.

(c) It is understood and agreed that the Extension Option hereby granted is personal to Tenant and its Permitted Transferees, and is not transferable other than to a Permitted Transferee.

(d) Tenant’s exercise of the Extension Option shall, if Landlord so elects in its absolute discretion, be ineffective in the event that an Event of Default by Tenant remains uncured at the time of delivery of the Exercise Notice or at the commencement of the Extension Period.

51.2 Fair Market Rental Value. The provisions of this Section shall apply in any instance in which this Lease provides that the Fair Market Rental Value is to apply.

(a) “Fair Market Rental Value” means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept in arm’s length negotiations, without any additional inducements, for a lease of the applicable space on the applicable terms and conditions for the applicable period of time. Fair Market Rental Value shall be determined by Landlord considering the most recent new direct leases (and market renewals and extensions, if applicable) in the Building and in Comparable Buildings in the Market Area.

(b) In determining the rental rate of comparable space, the parties shall include all escalations and take into consideration the following concessions:

(i) Rental abatement concessions, if any, being granted to tenants in connection with the comparable space;

(ii) Tenant improvements or allowances provided or to be provided for the comparable space, taking into account the value of the existing improvements in the Premises, based on the age, quality, and layout of the improvements.

(c) If in determining the Fair Market Rental Value the parties determine that the economic terms of leases of comparable space include a tenant improvement allowance, Landlord may, at Landlord’s sole option, elect to do the following:

(i) Grant some or all of the value of the tenant improvement allowance as an allowance for the refurbishment of the Premises; and

(ii) Reduce the Base Rent component of the Fair Market Rental Value to be an effective rental rate that takes into consideration the total dollar value of that portion of the tenant improvement allowance that Landlord has elected not to grant to Tenant (in which case that portion of the tenant improvement allowance evidenced in the effective rental rate shall not be granted to Tenant).

51.3 Determination of Fair Market Rental Value. The determination of Fair Market Rental Value shall be as provided in this Section 51.3.

(a) Negotiated Agreement. Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value on or before the tenth (10th) day after Tenant’s exercise of the Extension Option (the “Outside Agreement Date”). If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date, then Tenant shall elect either to rescind its exercise of the Extension Option or elect to have the Fair Market Rental Value determined by arbitration. The failure by Tenant to make either election within ten (10) days following the Outside Agreement Date shall be deemed an election to have the Fair Market Rental Value determined by arbitration.

(b) Parties’ Separate Determinations. If Landlord and Tenant fail to reach agreement on or before the Outside Agreement Date and Tenant elects or deems to have elected to have the Fair Market Rental Value determined by arbitration, Landlord and Tenant shall each make a separate determination of the Fair Market Rental Value and notify the other party of this determination within five (5) days after the date Tenant elects or is deemed to have elected to have the Fair Market Rental Value determined by arbitration.

(i) Two Determinations. If each party makes a timely determination of the Fair Market Rental Value, those determinations shall be submitted to arbitration in accordance with subsection (c).

(ii) One Determination. If Landlord or Tenant fails to make a determination of the Fair Market Rental Value within the five-day period, that failure shall be conclusively considered to be that party’s approval of the Fair Market Rental Value submitted within the five-day period by the other party.

(c) Arbitration. If both parties make timely individual determinations of the Fair Market Rental Value under subsection (b), the Fair Market Rental Value shall be determined by arbitration under this subsection (c).

(i) Scope of Arbitration. The determination of the arbitrators shall be limited to the sole issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Value is the closest to the actual Fair Market Rental Value as determined by the arbitrators, taking into account the requirements of Section 51.2.

(ii) Qualifications of Arbitrator(s). The arbitrators must be licensed real estate brokers who have been active in the leasing of commercial multi-story properties in the Market Area over the five-year period ending on the date of their appointment as arbitrator(s).

(iii) Parties’ Appointment of Arbitrators. Within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator and notify the other party of the arbitrator’s name and business address.

(iv) Appointment of Third Arbitrator. If each party timely appoints an arbitrator, the two (2) arbitrators shall, within ten (10) days after the appointment of the second arbitrator, agree on and appoint a third arbitrator (who shall be qualified under the same criteria set forth above for qualification of the initial two (2) arbitrators) and provide notice to Landlord and Tenant of the arbitrator’s name and business address.

(v) Arbitrators’ Decision. Within thirty (30) days after the appointment of the third arbitrator, the three (3) arbitrators shall decide whether the parties will use Landlord’s or Tenant’s submitted Fair Market Rental Value and shall notify Landlord and Tenant of their decision. The decision of the majority the three (3) arbitrators shall be binding on Landlord and Tenant.

(vi) If Only One Arbitrator is Appointed. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of them shall reach a decision and notify Landlord and Tenant of that decision within thirty (30) days after the arbitrator’s appointment. The arbitrator’s decision shall be binding on Landlord and Tenant.

(vii) If Only Two Arbitrators Are Appointed. If each party appoints an arbitrator in a timely manner, but the two (2) arbitrators fail to agree on and appoint a third arbitrator within the required period, the arbitrators shall be dismissed without delay and the issue of Fair Market Rental Value shall be submitted to binding arbitration under the real estate arbitration rules of JAMS, subject to the provisions of this section.

(viii) If No Arbitrator Is Appointed. If Landlord and Tenant each fail to appoint an arbitrator in a timely manner, the matter to be decided shall be submitted without delay to binding arbitration under the real estate arbitration rules of JAMS subject the provisions of this Section 51.3(c).

51.4 Cost of Arbitration. The cost of the arbitration shall be paid by the losing party.

ARTICLE 52.

TELECOMMUNICATIONS LINES AND EQUIPMENT

52.1 Location of Tenant’s Equipment and Landlord Consent:

52.1.1 Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or serving the Premises only with Landlord’s prior written consent, which consent may not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises and shall coordinate the location of all Lines with Landlord. Any request for consent shall contain such information as Landlord may request.

52.1.2 Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy or appropriateness thereof, and Landlord hereby disclaims any responsibility or liability for the same.

52.1.3 If Landlord consents to Tenant’s proposal, Tenant shall pay all of Tenant’s and Landlord’s reasonable third party costs in connection therewith (including without limitation all costs related to new Lines) and shall use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment and at Tenant’s sole risk and expense. Tenant shall comply with all of the requirements of this Lease concerning alterations in connection with installing the Lines. As soon as the work is completed, Tenant shall submit as-built drawings to Landlord.

52.1.4 Landlord reserves the right to require that Tenant remove any Lines installed by Tenant located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition, within three days after written notice. Otherwise, Tenant may surrender any Lines located in or serving the Premises at the expiration or earlier termination of the Lease.

52.2 Reallocation of Line Space. Landlord may (but shall not have the obligation to) (a) install and relocate Lines at the Building; and (b) monitor and control the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party.

52.3 Line Problems: Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord’s contractors, agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (a) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants in the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant’s requirements; or (c) any eavesdropping or wiretapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

52.4 Electromagnetic Fields: If Tenant at any time uses any equipment that may create an electromagnetic field and/or radio frequency exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate that equipment and the Lines therefor (including without limitation riser cables), and take such other remedial action at Tenant’s sole cost and expense as Lender may require in its sole discretion to prevent such excessive electromagnetic fields, radio frequency or radiation.

ARTICLE 53.

ERISA

53.1 To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), that:

(a) Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c) Tenant is not an “affiliate” of Prudential as defined in Section IV(b) or PTE 90-1;

(d) Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

ARTICLE 54.

TENANT’S RIGHT OF FIRST OFFER

54.1 Tenant shall have a right of first offer to lease the “Offer Space” hereunder. As used herein, “Offer Space” means the space commonly known as of the date of this Lease as Suites 102 and 103 in the Building and more particularly shown in Exhibit I to this Lease. If Landlord determines to lease a particular Offer Space (the “Specific Offer Space”), then Landlord shall first notify Tenant of the terms on which Landlord is willing to lease such Specific Offer Space (the “Availability Notice”).

54.2 Intentionally Deleted.

54.3 The Availability Notice shall:

(a) Describe the particular Specific Offer Space (including rentable area, usable area and location);

(b) Include an attached floor plan identifying such space;

(c) State the date (the “Specific Offer Space Delivery Date”) the space will be available for delivery to Tenant; and

(d) Specify the Base Rent for the Specific Offer Space.

(e) Specify any tenant improvement allowances or other concessions.

54.4 If Tenant wishes to exercise Tenant’s rights set forth in this Article 54 with respect to the Specific Offer Space, then within five (5) business days of delivery of the Availability Notice to Tenant, Tenant shall deliver irrevocable notice to Landlord (the “First Offer Exercise Notice”) offering to lease the Specific Offer Space on the terms and conditions as may be specified by Landlord in the Availability Notice.

54.5 In the event Tenant fails to give a First Offer Exercise Notice in response to any Availability Notice, then Landlord thereafter shall have the right to lease the Specific Space to a third party on substantially the same terms stated in the Availability Notice. If Landlord does not lease the Specific Offer Space within one hundred eighty (180) days after the expiration of said five (5) business day period, any further transaction shall be deemed a new determination by Landlord to lease the Specific Offer Space and the provisions of this Article 54 shall again be applicable to such Specific Offer Space. For purposes hereof, the terms offered to a party other than Tenant shall be deemed to be substantially the same as those set forth in the Availability Notice as long as there is no more than a ten percent (10%) reduction in the “bottom line” cost per rentable square foot of the Specific Offer Space to such other party when compared with the “bottom line” cost per rentable square foot under the Availability Notice, considering all of the economic terms of the both deals, respectively, including, without limitation, the net rent, any tax or expense escalation or other financial escalation and any financial concessions. In the event that Landlord proposes to lease the Specific Offer Space to any other party on terms that are not substantially the same as those set forth in the Availability Notice, Tenant’s right of first offer under this Article 54 shall once again apply to the Specific Offer Space, and Landlord shall again deliver to Tenant an Availability Notice pursuant to Section 54.1 with respect to such Specific Offer Space. If Landlord enters into a lease of the Specific Offer Space in compliance with this Article 54, Tenant shall have no further right to receive an Availability Notice as to, or otherwise lease, the Specific Offer Space.

54.6 If Tenant timely and validly gives the First Offer Exercise Notice, then beginning on the Specific Offer Space Delivery Date and continuing for the balance of the Term (including any extensions):

(a) The Specific Offer Space shall be part of the Premises under this Lease (so that the term “Premises” in this Lease shall refer to the space in the Premises immediately before the Specific Offer Space Delivery Date plus the Specific Offer Space);

(b) Tenant’s Building Percentage shall be adjusted to reflect the increased rentable area of the Premises.

(c) Base Rent for the Specific Offer Space shall be as specified in the Availability Notice.

(d) Tenant’s lease of the Specific Offer Space shall be on the same terms and conditions as affect the original Premises from time to time, except as otherwise provided in this section. Tenant’s obligation to pay Rent with respect to the Specific Offer Space shall begin on the Offer Space Delivery Date. The Offer Space shall be leased to Tenant in its “as-is” condition and Landlord shall not be required to construct improvements in, or contribute any tenant improvement allowance for, the Offer Space, except as expressly provided in the Availability Notice. Tenant’s construction of any improvements in the Specific Offer Space shall comply with the terms of this Lease concerning alterations.

(e) If requested by Landlord, Landlord and Tenant shall confirm in writing the addition of the Specific Offer Space to the Premises on the terms and conditions set forth in this section, but Tenant’s failure to execute or deliver such written confirmation shall not affect the enforceability of the First Offer Exercise Notice.

54.7 Tenant’s rights and Landlord’s obligations under this Article 54 are expressly subject to and conditioned upon there not existing an Event of Default by Tenant under this Lease, either at the time of delivery of the First Offer Exercise Notice or at the time the Specific Offer Space is to be added to the Premises.

54.8 It is understood and agreed that Tenant’s rights under this Article 54 are personal to Tenant and its Permitted Transferees and not transferable except to Permitted Transferees. In the event of any assignment or subletting of more than fifty percent (50%) of the Premises for more than two (2) years other than to a Permitted Transferee, this expansion right shall automatically terminate and shall thereafter be null and void.

54.9 Tenant’s rights and Landlord’s obligations under this Article 54 are also expressly subject to and conditioned upon Tenant providing Landlord an additional security deposit in an amount equal to the same per square foot amount as originally provided by Tenant with respect to the Premises.

IN WITNESS WHEREOF, Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed as of the date first above written.

TENANT:

QUALYS, INC., a Delaware corporation

By:	/s/ D.C. McCauley

D.C. McCauley, CFO
[Printed Name and Title]

Tenant’s NAICS Code:

LANDLORD:

WESTPORT OFFICE PARK, LLC, a California limited liability company

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its member

	By:	/s/ JOLYNN CHOW MILLER

JOLYNN CHOW MILLER, DIRECTOR
[Printed Name and Title]

FIRST AMENDMENT TO LEASE

(EXPANSION AND EXTENSION)

This First Amendment to Lease (the “Agreement”) is entered into as of August 10, 2007, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and QUALYS, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 11, 2006 (the “Original Lease”), of certain premises (the “Existing Premises”) within the building commonly known as 1600 Bridge Parkway, Redwood City, California (the “Building”), and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to add additional space and extend its term on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. As used in this Agreement, the following terms have the following meanings:

“Existing Premises” means a portion of the Building containing approximately 37,174 rentable square feet of area.

“Extension Commencement Date” shall mean August 1, 2011.

“Extension Term” shall mean the period from the Extension Commencement Date to the New Expiration Date.

“New Expiration Date” shall mean September 14, 2012.

“Suite 102 Expansion Space” means Suite 102 of the Building, containing approximately 9,695 rentable square feet of area, and more particularly shown on Exhibit “A-1” attached hereto.

“Suite 102 Expansion Space Commencement Date” shall mean October 1, 2007.

“Original Lease Expiration Date” shall mean September 28, 2011.

2. The “Expiration Date” under the Original Lease for the Existing Premises is hereby changed from the Original Lease Expiration Date to the New Expiration Date.

3. Tenant is in occupancy of the Existing Premises and hereby accepts the Existing Premises “AS IS, WHERE IS” condition without any obligation on Landlord’s part to alter or improve such space or provide Tenant with any improvement allowance, except for the remaining Refurbishment Allowance set forth in the Original Lease.

4. Section 4.3 of the Original Lease is amended to increase the Security Deposit by $22,395.45, for a total Security Deposit of $87,395.45, which shall be held in accordance with the applicable provisions of the Original Lease regarding the Security Deposit. Tenant shall pay Landlord the increase in the Security Deposit upon Tenant’s execution and delivery of this Agreement.

5. Except as otherwise provided herein, all of the terms and conditions of the Original Lease shall continue to apply during the Extension Term; provided, however, that there shall be no rent credit, and that there shall be no improvement allowance, Landlord construction obligations or other initial concessions with respect to the Extension Term

6. Landlord shall use commercially reasonable efforts to enforce the expiration of the existing lease of the Suite 102 Expansion Space, which is due to expire on August 31, 2007. As of the later of the date of such expiration or the vacation of the Suite 201 Expansion Space by the existing occupant, Tenant shall have access to the Suite 102 Expansion Space for purposes of constructing improvements, installing equipment and otherwise preparing the Suite 102 Expansion Space for occupancy. Such access prior to the Suite 102 Expansion Space Commencement Date shall be on the same terms and conditions of the Lease except that Tenant shall not have an obligation to pay rent during such early access period. In the event such access is not delivered to Tenant on or before September 1, 2007, the Suite 102 Expansion Space Commencement Date shall be delayed by one (1) day for each day for each day of delay in delivery of such access beyond September 1, 2007.

7. Effective on the Suite 102 Expansion Space Commencement Date, the Premises shall be expanded to include the Suite 102 Expansion Space. Accordingly, effective on the Suite 102 Expansion Space Commencement Date, the following terms of the Original Lease are amended as follows:

7.1 The Suite 102 Expansion Space is added to the Premises such that the Premises shall be comprised of the Existing Premises and the Suite 102 Expansion Space, and Exhibit “A-1” attached hereto is hereby added to Exhibit “A” to the Original Lease.

7.2 Tenant’s Building Percentage is increased to 93.12%.

7.3 The Term with respect to the Suite 102 Expansion Space shall be coterminous with the Existing Premises. In the event that Tenant exercises its extension option or a termination right under the Original Lease, such extension or termination shall apply to the entire Premises then subject to the Original Lease (including the Suite 102 Expansion Space).

7.4 Landlord represents and warrants that as of the delivery of possession of the Suite 102 Expansion Space to Tenant, Landlord has not received any written notice that the roof, structural components of the Building HVAC system, supplemental HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting (the “Covered Items”) violate applicable laws in effect and enforceable against the Landlord or the Building as of the date of this Agreement. In the event Landlord receives notice of any violation of applicable laws with respect to any of the Covered Items existing as of or prior to the delivery of possession of the Suite 102 Expansion Space to Tenant, Landlord shall be responsible for the cost of correcting those violations, provided, however, that such violation of applicable law is not a result of Tenant improvements to the Suite 102 Expansion Space. Landlord shall have the right to contest any alleged violation in good faith, including without limitation the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by applicable law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by applicable law.

Landlord warrants that the roof, Building HVAC system, supplemental HVAC system, electrical and plumbing systems, elevator, parking lot or site lighting, other than those constructed by Tenant, shall be in good operating condition on the date possession of the Suite 102 Expansion Space is delivered to Tenant. If a non-compliance with such warranty exists as of the delivery of possession of the Suite 102 Expansion Space, or if one of such Covered Items should malfunction or fail within six (6) months after the delivery of possession of the Suite 102 Expansion Space, Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord’s expense (without the same being included in Operating Expenses); provided that Landlord shall not be obligated to rectify any problem to the extent caused by Tenant’s negligence, willful misconduct or breach of the Lease. If Tenant does not give Landlord the required notice within six (6) months after the Suite 102 Expansion Space Commencement Date, Landlord shall have no obligation with respect to that warranty other than general maintenance and repair obligations regarding the Covered Items set forth elsewhere in the Lease.

7.5 Landlord and Tenant acknowledge that Tenant may desire to make certain Alterations to the Suite 102 Expansion Space including painting, carpeting, electrical upgrade, if necessary, refurbishment of furniture and cubicles and construction of other improvements (“Tenant’s Work”). So long as no Event of Default shall be declared and existing under the Original Lease (as amended by this Amendment) as of the date Tenant requests reimbursement of the Allowance (as defined below), Landlord agrees to reimburse Tenant up to, and not to exceed the sum of Ninety-Six Thousand Nine Hundred Fifty Dollars ($96,950.00) (the “Allowance”) (based on a $10.00 prsf of the Suite 102 Expansion Space). Landlord shall pay the Allowance to Tenant upon delivery to Landlord of “Tenant’s Completion Notice” (as defined below) according to the terms and conditions of this Paragraph 6.5. The Allowance shall be used to reimburse Tenant for hard and/or soft costs incurred in connection with Tenant’s Work (“Tenant’s Work Costs”); provided, however, in no event shall the Allowance be used to pay for any of Tenant’s trade fixtures, equipment or inventory. Landlord shall pay the Allowance to Tenant in not more than three (3) disbursements based on paid invoices for goods and services rendered within thirty (30) days of submission of said invoices; provided, however, in no event shall the Allowance be used to pay for any of Tenant’s trade fixtures, equipment or inventory and no request for disbursement other than the final request for disbursement may be for an amount less than $30,000.00. Landlord’s disbursement of the Allowance shall be subject to Landlord’s reasonable disbursement procedures including, without limitation, the requirement that Tenant submit (a) copies of paid invoices and unconditional lien waivers from Tenant’s general contractor and all subcontractors and material suppliers, showing that full payment has been received for the construction of Tenant’s Work for which reimbursement is sought; (b) certification from Tenant’s architect that the portion of the Tenant’s Work for which reimbursement is being sought has been completed substantially in accordance with the plans and specifications therefor (approved by Landlord, to the extent Landlord’s approval of such plans and specifications was required under Article 2 of the Original Lease, a amended by this Amendment) and all local governmental and quasi-governmental authorities with jurisdiction; and (c) where final payment is being sought, a copy of the building permit for Tenant’s Work, if applicable, signed by the appropriate building inspector, indicating that Tenant’s Work has been finally approved. The Allowance shall be available for reimbursement to Tenant in not more than three (3) disbursements during the period from September 15, 2007 through March 31, 2008 (the “Window”). Any portion of the Allowance not requested by Tenant within the Window shall be deemed forfeited by Tenant and shall no longer be available for disbursement to or for the account of Tenant.

7.6 While Tenant completes the Tenant Work, Tenant may store existing furniture and work stations in an on-site storage container (the “Container”) located in the parking lot of the Building. The exact location of the Container in the parking lot shall be subject to the Landlord’s approval, which maybe withheld in its sole and absolute discretion. Tenant shall use its best efforts to minimize the time that the Container is in use and shall promptly remove the Container once it is no longer needed. In any event, Tenant shall remove the Container from the Building parking lot immediately after the Tenant Work is completed. The Container shall be part of the Suite 102 Expansion Space and Existing Premises for the purpose of Articles 13 and 21 of the Lease. Any furniture, work stations or other items stored in the Container shall be stored at the Tenant’s own risk and in no event shall the Landlord be liable for such items.

7.7 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, at no additional rent, the Personal Property listed on Exhibit I hereto, if any (the “Included Personal Property”). Tenant shall (a) accept the Included Personal Property in its “as is” condition as of the date hereof, as the same may be affected by reasonable wear and tear after the date hereof, (b) insure the Included Personal Properly against loss or damage by fire or other casualty (and all of the provisions of this Lease applicable to insurance required to be carried by Tenant shall be applicable thereto), and (c) surrender the Included Personal Property to Landlord in the Premises upon the expiration or sooner termination of this Lease in the same condition as at the commencement of this Lease, as the same may be affected by reasonable wear and tear or damage by fire or other casualty; provided, however, that if the Included Personal Property shall have been damaged by fire or other casualty and not repaired or replaced then upon such expiration or sooner termination Tenant shall pay to Landlord the full replacement cost thereof.

7.8 Tenant, its employees and invitees shall have the right to use 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of Suite 102 Expansion Space or thirty-two (32) parking spaces.

8. Commencing on the Suite 102 Expansion Space Commencement Date and ending on July 31, 2011, Tenant agrees to pay Landlord Base Rent for the Suite 102 Expansion Space in accordance with the following schedule:

Period	Annual Base Rent	Monthly Base Rent

October 1, 2007 – September 30, 2008	$238,497.00	$19,874.75
October 1,2008 – September 30, 2009	$245,477.40	$20,456.45
October 1, 2009 – September 30, 2010	$252,457.80	$21,038.15
October 1, 2010 – July 31, 2011	$260,601.60	$21,716.80

The Base Rent for the Existing Premises prior to the Extension Commencement Date shall be provided in the Original Lease. Commencing on the Extension Commencement Date, the Tenant agrees to pay Landlord Base Rent for the Suite 102 Expansion Space and the Existing Premises in accordance with the following schedule:

Period	Annual Base Rent	Monthly Base Rent

August 1, 2011 – September 30, 2011	$1,259,838.72	$104,986.56
October 1, 2011 – September 30, 2012	$1,299,208.68	$108,267.39

The Monthly Base Rent for the first month after the Suite 102 Expansion Space Commencement Date shall be payable upon the execution of this Agreement. The Monthly Base Rent for the Suite 102 Expansion Space shall be payable in the manner provided for in the Original Lease.

9. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement, other than NAIBT Commercial (“Landlord’s Broker”) and Colliers International (“Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty. The commission with respect to this Agreement shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement. Landlord’s Broker will pay Tenant’s Broker a commission pursuant to a separate agreement. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

10. Time is of the essence of this Agreement and the provisions contained herein.

11. As additional consideration for this Agreement, Tenant hereby certifies that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) Tenant is in possession of the Premises.

(c) Rent has been paid through August 31,2007.

(d) To Tenant’s knowledge without the duty of inquiry, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(e) To Tenant’s knowledge without the duty of inquiry, there are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

12. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free rent concession, improvement allowance, leasehold improvements, or other work to the Suite 102 Expansion Space, or any similar economic incentives with respect to the Suite 102 Expansion Space that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

13. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

14. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), that:

(a) Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA); and

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account; and

(c) Tenant is not an “affiliate” of Prudential as defined in Section IV(b) or PTE 90-1;

(d) Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

WESTPORT OFFICE PARK, LLC, a California limited liability company

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its member

	By:	/s/ JOLYNN CHOW MILLER

JOLYNN CHOW MILLER SECOND VICE PRESIDENT
[Printed Name and Title]

Tenant:

QUALYS, INC., a Delaware corporation

By:

	Its:	CFO

By:

Its:

EXHIBIT A-1

SUITE 102 EXPANSION SPACE

(See Attached)

Exhibit A-1

Exhibit A-1

EXHIBIT I

PERSONAL PROPERTY

(See Attached List)

Exhibit I

HARVEST PROPERTIES - 1600 BRIDGE PARKWAY SUITE 102

EXISTING FURNITURE INVENTORY

PRODUCT	QTY

HAWORTH WORKSTATION (6’X6’ OPEN)	12

HAWORTH WORKSTATION (4’X7’ OPEN BULLPEN)	8

HAWORTH WORKSTATION (8’X8’ ENCLOSED)	19

HAWORTH WORKSTATION (8’X12’ OFFICE ENCLOSED)	3

6.5’X7’ DESK	2

3.5’X7’ DESK	1

42” ROUND TABLE	1

36” ROUND TABLE	1

3Q”X36” RECTANGULAR TABLE	1

2.5’X5’ RECTANGULAR TABLE	4

5’X17’ BOAT CONFERENCE TABLE	1

20”X66” CREDENZA	2

MISCELLANEOUS ADDITIONAL STORAGE COMPONENTS I.E. LATERAL FILES, PEDESTALS, ETC.

MISCELLANEOUS ADDITIONAL PANEL FRAMES, TILES, ETC

SEATING NOT INCLUDED

SECOND AMENDMENT TO LEASE

(EXPANSION)

This Second Amendment to Lease (the “Agreement”) is entered into as of May 20, 2010 by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”), and QUALYS, INC., a Delaware corporation (“Tenant”), with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 11, 2006, and that certain First Amendment to Lease dated August 10, 2007 (collectively, the “Original Lease”), of certain premises (the “Existing Premises”) within the building commonly known as 1600 Bridge Parkway, Redwood City, California (the “Building”), and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to add additional space on the terms and conditions provided herein.

IT IS THEREFORE, agreed as follows:

1. As used in this Agreement, the following terms have the following meanings:

“Suite 103 Expansion Space” means Suite 103 of the Building, containing approximately 3,112 rentable square feet of area, and more particularly shown on Exhibit “A-2” attached hereto.

“Suite 103 Expansion Space Commencement Date” shall mean June 15, 2010.

“Suite 103 Expansion Improvements” means those certain improvements shown and described on Exhibit “J” attached hereto.

2. Effective on the Suite 103 Expansion Space Commencement Date, the Premises shall be expanded to include the Suite 103 Expansion Space. Accordingly, effective on the Suite 103 Expansion Space Commencement Date, the following terms of the Original Lease are amended as follows:

2.1 The Suite 103 Expansion Space is added to the Premises such that the Premises shall be comprised of the Existing Premises and the Suite 103 Expansion Space, and Exhibit “A-2” attached hereto is hereby added to Exhibit “A” and Exhibit “A-1” to the Original Lease.

2.2 Tenant’s Building Percentage is increased to 100%.

2.3 Tenant agrees to pay Landlord Base Rent for the Suite 103 Expansion Space in accordance with the following schedule:

Period	Annual Base Rent	Monthly Base Rent

June 15, 2010 – June 14, 2011	$46,680.00	$3,890.00

June 15, 2011 – June 14, 2012	$48,547.20	$4,045.60

June 15, 2012 – September 14, 2012	$50,414.40	$4,201.20

The total Monthly Rent for the Suite 103 Expansion Space for the first month after the Suite 103 Expansion Space Commencement Date, in the total amount of $6,939.76, shall be payable upon the execution of this Agreement. The Monthly Rent for the Suite 103 Expansion Space shall be payable in the manner provided for in the Original Lease.

2.4 The Term with respect to the Suite 103 Expansion Space shall be coterminous with the Existing Premises. In the event that Tenant exercises its extension option or a termination right under the Original Lease, such extension or termination shall apply to the entire Premises then subject to the Original Lease (including the Suite 103 Expansion Space).

2.5 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, at no additional rent, the personal property listed on Exhibit “I-1” hereto, if any (the “Suite 103 Included Personal Property”). Tenant shall (i) accept the Suite 103 Included Personal Property in its “AS-IS” condition as of the date hereof, as the same may be affected by reasonable wear and tear after the date hereof, (ii) insure the Suite 103 Included Personal Property against loss or damage by fire or other casualty (and all of the provisions of this Lease applicable to insurance required to be carried by Tenant shall be applicable thereto), and (iii) surrender the Suite 103 Included Personal Property to Landlord in the Premises upon the expiration or sooner termination of this Lease in the same condition as received, as the same may be affected by reasonable wear and tear or damage by fire or other casualty; provided, however, that if the Suite 103 Included Personal Property shall have been damaged by fire or other casualty and not repaired or replaced then upon such expiration or sooner termination, then Tenant shall pay to Landlord the full replacement cost thereof.

2.6 Tenant, its employees and invitees shall have the right to use 3.3 non-exclusive parking spaces per one thousand (1,000) square feet of Suite 103 Expansion Space or ten (10) parking spaces.

2.7 Section 54 of the Original Lease is deleted in its entirety and is of no further force or effect.

3. Landlord agrees to construct the Suite 103 Expansion Improvements in the Suite 103 Expansion Space in a good and workmanlike manner and in compliance with all laws, rules, regulations, building codes and ordinances at Landlord’s sole cost and expense; provided Tenant shall be solely responsible for all work and costs associated with (i) the removal and reinstallation of any furniture and other personal property, (ii) the relocation of the furniture in the reception area, and (iii) any furniture and installations for the mail receiving area, and shall immediately pay to Landlord any costs incurred by Landlord in connection with any of the foregoing as Additional Rent upon receipt of written demand therefor.

4. Except for the Suite 103 Expansion Improvements to be constructed by Landlord pursuant to Section 3 above, Tenant shall accept the Suite 103 Expansion Space in its “AS IS, WHERE IS” condition. Tenant agrees that Landlord has no obligation and has made no promise to alter, remodel, improve, or repair the Suite 103 Expansion Space, or any part thereof, or to repair, bring into compliance with applicable laws, or improve any condition existing in the Suite 103 Expansion Space as of the Suite 103 Expansion Space Commencement Date, except as expressly set forth in Section 3 above. The taking of possession of the Suite 103 Expansion Space by Tenant shall be conclusive evidence that the Suite 103 Expansion Space, Suite 103 Expansion Improvements, and the Building were in good and satisfactory condition at the time possession was taken by Tenant, except for latent defects. Except as expressly set forth in this Agreement, neither Landlord nor Landlord’s agents have made any representations or promises with respect to the condition of the Building, the Suite 103 Expansion Space, the land upon which the Building is constructed, the present or future suitability or fitness of the Suite 103 Expansion Space or the Building for the conduct of Tenant’s particular business, or any other matter or thing affecting or related to the Building or the Suite 103 Expansion Space, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the Original Lease. Any improvements or personal property located in the Suite 103 Expansion Space are delivered without any representation or warranty from Landlord, either express or implied, of any kind, including without limitation, title, merchantability, or suitability for a particular purpose. Tenant shall deliver to Landlord any modifications to Tenant’s insurance required under the Original Lease to reflect the addition of the Suite 103 Expansion Space and Tenant’s entry into the Suite 103 Expansion Space prior to the delivery of possession to Tenant.

Notwithstanding the foregoing, Landlord warrants that the roof, the HVAC system, electrical and plumbing systems, doors, elevator, parking lot, site lighting and all structural components of the Building (collectively, the “Covered Items”), shall be in good operating condition on the date possession of the Suite 103 Expansion Space is delivered to Tenant; provided the term “Covered Item” shall not include any such items (or portions thereof) to the extent such (i) were constructed, installed, altered or modified by Tenant, or (ii) were as of the date immediately prior to the date of this Amendment required to be maintained and repaired by Tenant pursuant to the Original Lease. If a non-compliance with such warranty exists as of the delivery of possession of the Suite 103 Expansion Space, or if one of such Covered Items should malfunction or fail within six (6) months after the delivery of possession of the Suite 103 Expansion Space, Landlord shall, as Landlord’s sole obligation with respect to such matter, promptly after receipt of written notice from Tenant setting forth in reasonable detail the nature and extent of such non-compliance, malfunction or failure, rectify the same at Landlord’s expense (without the same being included in Operating Expenses); provided that Landlord shall not be obligated to rectify any problem to the extent caused by Tenant’s negligence, willful misconduct or breach of the Lease. If Tenant does not give Landlord the required notice within six (6) months after the Suite 103 Expansion Space Commencement

Date, Landlord shall have no obligation with respect to that warranty other than general maintenance and repair obligations regarding the Covered Items set forth elsewhere in the Lease.

5. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement, other than Cassidy Turley/BT Commercial (“Landlord’s Broker”) and Colliers International (“Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty. The commission with respect to this Agreement shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement. Landlord’s Broker will pay Tenant’s Broker a commission pursuant to a separate agreement. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

6. Section 4.3 of the Original Lease is amended to increase the Security Deposit by $6,939.76, for a total of $94,335.21, which shall be held in accordance with the applicable provisions of the Original Lease regarding the Security Deposit. Tenant shall pay Landlord the amount of that increase upon Tenant’s execution and delivery of this Agreement.

7. Tenant shall be entitled to suite entry signage consistent with Landlord’s signage program for the Project. In addition, as of the date of this Agreement, Tenant shall have the exclusive use of the monument sign serving the Building and described in Section 32.2 of the Original Lease.

8. Time is of the essence of this Agreement and the provisions contained herein.

9. As additional consideration for this Agreement, Tenant hereby certifies that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) Tenant is in possession of the Premises.

(c) Rent has been paid through May 31, 2010.

(d) To Tenant’s knowledge, without the duty of inquiry, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(e) To Tenant’s knowledge, without the duty of inquiry, there are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

(f) All of Landlord’s obligations with respect to construction of tenant improvements in the Premises and payment of Tenant improvement allowances have been satisfied, except those expressly provided for in this Agreement.

10. As additional consideration for this Agreement, Landlord hereby certifies that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) To Landlord’s knowledge, without the duty of inquiry, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

11. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free rent concession, improvement allowance, leasehold improvements, or other work to the Existing Premises or Suite 103 Expansion Space, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement. Neither party shall be bound by this Agreement until both Landlord and Tenant have executed and delivered the same to the other.

12. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

13. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended, Tenant represents and warrants to Landlord and The Prudential Insurance Company of America, a New Jersey corporation (“Prudential”), that:

(a) Tenant is not an “employee benefit plan” (as that term is defined in Section 3(3) of ERISA);

(b) Tenant is not acquiring the Property as a plan asset subject to ERISA but for Tenant’s own investment account;

(c) Tenant is not an “affiliate” of Prudential as defined in Section IV(b) or PTE 90-1;

(d) Tenant is not a “party in interest” (as that term is defined in Section 3(14) of ERISA) to the Virginia Retirement System; and

(e) Tenant agrees to keep the identity of the Virginia Retirement System confidential, except to the extent that Tenant may be required to disclose such information as a result of (i) legal process, or (ii) compliance with ERISA or other Laws governing Tenant’s operations.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

WESTPORT OFFICE PARK, LLC, a California limited liability company

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation its member

	By:	/s/ Jeffrey D. Mills
Jeffrey D. Mills

Vice President
[Printed Name and Title]

Tenant:

QUALYS, INC., a Delaware corporation

By:

	Its:	CFO & Secretary

By:

Its:

If Tenant is a corporation, this instrument must be executed by BOTH (i) the chairman of the board, the president or any vice president, AND (ii) the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.

EXHIBIT A-2

SUITE 103 EXPANSION SPACE

(See Attached.)

Exhibit A-2

Bayshore Technology Park

Redwood City, CA

www.bayshoretechpark.com

1600 Bridge Parkway

Suite 103	±3,112 SF

- Plug & Play
- Excellent, Rare Corner Unit
- 5 Private Offices
- 1 Conference Room
- Kitchenette

= Available

Cassidy Turley / BT Commercial

Randy Keller
650 347 3700
Lic. #00841897
rkeller@ctbt.com

Mike Moran
650 347 3700
Lic. #00901003
mmoran@ctbt.com

Ben Paul
650 347 3700
Lic. #01210872
bpaul@ctbt.com

Randy Arrillaga
650 852 1200
Lic. #00862804
rarrillaga@ctbt.com

EXHIBIT I-1

SUITE 103 INCLUDED PERSONAL PROPERTY

(See Attached List)

Exhibit I-1

1600 BRIDGE PARKWAY SUITE 103

INCLUDED PERSONAL PROPERTY

PRODUCT	QTY

WORK STATIONS 8x8	8

MAPLE EXECUTIVE DESK SET	1

MAPLE DESK SETS	4

MISCELLANEOUS ADDITIONAL STORAGE COMPONENTS I.E. LATERAL FILES, SHELF UNITS

EXHIBIT J

Append (i) space plan for Suite 103 Expansion Space and (ii) bid provided by ABCi All Bay dated April 20, 2010, including new carpeting for the Suite 103 Expansion Space.

Exhibit J - 1

GREEN DASHED
LINES INDICATION
DEMOLITION
PROPOSED DEMO PLAN
RED DASHED LINE
INDICATE NEW
CUBICLES - GAIN OF
12 (8x8)
(N) MAIL/
STOR.
(N)
RECPT.
(N)
WAITING
(E) CONF.
(N) OPEN
OFFICE
LARGER OR
EXECUTIVE STATION
PROPOSED PLAN

QUALYS

1/8"=1'-0"

QUALYS
PRELIMINARY 1st FLOOR PLAN - OPTION #2
1600 BRIDGE PARKWAY
REDWOOD CITY, CALIFORNIA

APRIL 16, 2010

habitec

PROPOSAL: 003443 DATE: 04/20/10 Qualys - 1st Floor Option 2

CLIENT: 599	PROJECT: 39814
Qualys	Qualys - 1st Floor Option 2
1600 Bridge Parkway	1600 Bridge Parkway
Redwood City, CA 94065	Redwood City, CA 94065

Thank you for the opportunity to bid this project. Our proposal includes only the items listed below. Additional work will be performed upon approval of “Additional Work Authorization”.

Alternate:

This option does not include a mail box and drywall improvements as was done in the building 1400 1st. floor lobby. Add for mail box improvement: $10120.00

DIRECT JOB EXPENSE

Gen Conditions & Insurance 5%	2,254

Permit Fee Allowance	2,193

Project Manager	678

Supervision	2,037

Daily & Final Clean-up	1,113

SITE WORK / DEMO

Demolition	7,095
1) Remove walls and finishes at (6) areas
2) Remove demising wall

CARPENTRY - NOT INCLUDED IN LANDLORD’S SCOPE

Cabinetwork-Relocate Reception	2,400
1) Move Millwork down stairs

THERM/MOIST PRCT’N

Insulation - No Work

DOORS & WINDOWS

Doors & Frames	236

Glass - No Work

003443	Page 2 04/20/10

FINISHES

Framing & Drywall	1,578
Patch at demo

Tape/Finish	1,544

Acoustical Ceilings	2,935
1) Patch as required

Floor Covering	13,035
1) New carpet & rubber base in ares of demo

Painting	1,694
1) Paint affected ares

MECHANICAL

HVAC
1) Reduct as required	2,518

ELECTRICAL

Electrical	6,029
1) Rework lighing
2) Refeed cubes
3) Safe-off at demo
4) (8) New outlets

FEE

Contractor Fee 3%	1,353

TOTAL BID:	$48,692

Signed:		Approved For Contract:
	ABCI		Client

Date:	04/20/10	Date:

Title:	Project Manager	Title:

THIRD AMENDMENT TO LEASE

(EXTENSION)

This Third Amendment to Lease (the “Agreement”) is entered into as of December 5, 2011, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company (“Landlord”) and QUALYS, INC., a Delaware corporation (“Tenant”) with respect to the following facts and circumstances:

A. Landlord and Tenant are parties to that certain Lease Agreement dated July 11, 2006, as amended by that certain First Amendment to Lease dated August 10, 2007 and that certain Second Amendment to Lease (the “Second Amendment”) dated as of May 20, 2010 (collectively, the “Original Lease”), of certain premises (the “Premises”) within the building commonly known as 1600 Bridge Parkway, Redwood City, California (the “Building”), and more particularly described in the Original Lease. Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

B. Landlord and Tenant desire to amend the Original Lease to extend its term and to make other modifications on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1. The Original Lease Termination Date is hereby changed to November 30, 2017 (the “Second New Expiration Date”). The period from September 15, 2012 (the “Second Extension Commencement Date”) to the Second New Expiration Date is referred to herein as the “Second Extension Term.”

2. Commencing on the Second Extension Commencement Date, Tenant shall pay to Landlord monthly Base Rent in accordance with the following schedule on the first day of each month of the Second Extension Term:

Period	Annual Base Rent	Monthly Base Rent

09/15/2012 – 11/14/2012	Abated*	Abated*
11/15/2012 – 09/30/2013	$1,259,521.20	$104,960.10
10/01/2013 – 09/30/2014	$1,297,306.92	$108,108.91
10/01/2014 – 09/30/2015	$1,336,226.04	$111,352.17
10/01/2015 – 09/30/2016	$1,376,312.88	$114,692.74
10/01/2016 – 11/30/2017	$1,417,602.24	$118,133.52

*	As an inducement to Tenant entering into this Agreement, so long as no Event of Default by Tenant then exists and is continuing, Base Rent in the amount of $104,960.10 per month shall be abated during the period from September 15, 2012, through November 14, 2012. The amount of Base Rent set forth in the foregoing table for that period reflects that rent abatement. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease.

3. Tenant is in occupancy of the Premises and hereby accepts the Premises “AS IS”, without any obligation on Landlord’s part to alter or improve such space or provide Tenant with any improvement allowance, except for the allowance provided for in Section 4 of this Agreement.

4. Landlord and Tenant acknowledge that Tenant may desire to make certain Alterations to the Premises including painting, carpeting, electrical upgrade, if necessary, refurbishment of furniture and cubicles and construction of other improvements (“Tenant’s 2011 Work”). So long as no Event of Default shall be declared and existing under the Original Lease (as amended by this Agreement) as of the date Tenant requests reimbursement of the 2011 Allowance (as defined below), Landlord agrees to reimburse Tenant up to, and not to exceed the sum of $174,933.50 (the “2011 Allowance”) (based on a $3.50 per rentable square foot of the Premises). Landlord shall pay the 2011 Allowance to Tenant upon delivery to Landlord of “Tenant’s 2011 Completion Notice” (as defined below) according to the terms and conditions of this Section 4. The 2011 Allowance shall be used to reimburse Tenant for hard and/or soft costs incurred in connection with Tenant’s 2011 Work (“Tenant’s 2011 Work Costs”); provided, however, in no event shall the 2011 Allowance be used to pay for any of Tenant’s trade fixtures, equipment or inventory. Landlord shall pay the 2011 Allowance to Tenant in not more than five (5) disbursements based on paid invoices for goods and services rendered within thirty (30) days of submission of said invoices; provided, however, in no event shall the 2011 Allowance be used to pay for any of Tenant’s trade fixtures, equipment or inventory and no request for disbursement other than the final request for disbursement may be for an amount less than $30,000.00. Landlord’s disbursement of the 2011 Allowance shall be subject to Landlord’s reasonable disbursement procedures including, without limitation, the requirement that Tenant submit (a) copies of paid invoices and unconditional lien waivers from Tenant’s general contractor and all subcontractors and material suppliers, showing that full payment has been received for the construction of Tenant’s 2011 Work for which reimbursement is sought; (b) certification from Tenant’s architect that the portion of the Tenant’s 2011 Work for which reimbursement is being sought has been completed substantially in accordance with the plans and specifications therefor (approved by Landlord, to the extent Landlord’s approval of such plans and specifications was required under Article 15 of the Original Lease, as amended by this Agreement) and all local governmental and quasi-governmental authorities with jurisdiction (“Tenant’s 2011 Completion Notice”); and (c) where final payment is being sought, a copy of the building permit for Tenant’s 2011 Work, if applicable, signed by the appropriate building inspector, indicating that Tenant’s 2011 Work has been finally approved. The 2011 Allowance shall be available for reimbursement to Tenant in not more than five (5) disbursements during the period from November 1, 2011 through October 31, 2013 (the “2011 Allowance Window”). Any portion of the 2011 Allowance not requested by Tenant within the 2011 Allowance Window shall be deemed forfeited by Tenant and shall no longer be available for disbursement to or for the account of Tenant.

While Tenant completes the Tenant’s 2011 Work, Tenant may store existing furniture and work stations in an on-site storage container (the “Container”) located in the parking lot of the Building. The exact location of the Container in the parking lot shall be subject to the Landlord’s approval, which may be withheld in its sole and absolute discretion. Tenant shall use its best efforts to minimize the time that the Container is in use and shall promptly remove the Container once it is no longer needed; provided that (a) in no event shall the Container be located in the parking lot for more than a single period of ninety (90) consecutive days, and (b) in any event, Tenant shall remove the Container from the Building parking lot immediately after the Tenant’s 2011 Work is completed. Tenant shall pay Landlord within thirty (30) days of demand any costs incurred by Landlord to repair any damage to the parking lot caused by Tenant’s delivery, removal and or placement of the Container in the parking lot. The Container shall be part of the Premises for the purpose of Articles 13 and 21 of the Lease. The Container and any furniture, work stations or other items stored in the Container shall be stored at the Tenant’s own risk and in no event shall the Landlord be liable for such items.

Notwithstanding the foregoing, to the extent Tenant is required under the Lease to reimburse Landlord for the cost of repairs to the HVAC system through Operating Expenses or otherwise, Tenant shall have the right, but not the obligation, to apply the remaining 2011 Allowance (or a portion thereof) towards the cost of such repairs. In addition, Tenant shall have the right, but not the obligation, to replace one or more of the HVAC units serving the Building at any time during the 2011 Allowance Window and apply the remaining 2011 Allowance (or a portion thereof) towards the cost of such replacement. If Tenant shall elect to make such replacement, Tenant shall perform the same in a good and workmanlike manner, but such replacement by Tenant shall not shift the burden of repair and maintenance of the new HVAC units from Landlord to Tenant. In that regard, Landlord shall remain responsible for the repair and maintenance of the new HVAC units in the same manner as Landlord would be responsible for the repair and maintenance of the existing HVAC units.

5. The Extension Option in Article 51 of the Original Lease shall continue to apply during the Second Extension Term, except that the term “Initial Lease Term” shall be replaced with “Second Extension Term” each place it appears in Article 51.

6. Except as otherwise provided herein, all of the terms and conditions of the Original Lease shall continue to apply during the Second Extension Term; provided, however, that there shall be no rent credit, and that there shall be no improvement allowance, Landlord construction obligations or other initial concessions with respect to the Second Extension Term, except as provided in this Agreement, and Tenant shall have no further option to extend the term except as provided in Section 5 of this Agreement.

7. Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement, other than Harvest Properties (“Landlord’s Broker”) and Colliers International (“Tenant’s Broker”). Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys’ fees) arising from a breach of the foregoing representation and warranty. The commission with respect to this Agreement shall be paid to Landlord’s Broker by Landlord pursuant to a separate agreement. Landlord’s Broker will pay Tenant’s Broker a commission pursuant to a separate agreement. Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

8. As additional consideration for this Agreement, Tenant hereby certifies that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) Tenant is in possession of the Premises.

(c) Rent has been paid through December 31, 2011.

(d) To Tenant’s knowledge, without the duty of inquiry, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(e) All of Landlord’s obligations with respect to construction of tenant improvements in the Premises and payment of Tenant improvement allowances have been satisfied, except those provided for in Section 4 of this Agreement.

(f) To Tenant’s knowledge, without the duty of inquiry, there are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

9. As additional consideration for this Agreement, Landlord hereby certifies that:

(a) The Original Lease (as amended hereby) is in full force and effect.

(b) To Landlord’s knowledge, without the duty of inquiry, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

10. Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect. This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto. This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any free rent concession, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided to Tenant in connection with entering into the Original Lease, unless specifically set forth in this Agreement. In the case of any inconsistency between the provisions of the Original Lease and this Agreement, the provisions of this Agreement shall govern and control. Submission of this Agreement by Landlord is not an offer to enter into this Agreement. Neither party shall be bound by this Agreement until both Landlord and Tenant have executed and delivered the same to the other. Time is of the essence of this Agreement and the provisions contained herein.

11. Effective as of the date hereof, all references to the “Lease” shall refer to the Original Lease, as amended by this Agreement.

12. Landlord represents that each of Landlord and its officers and directors is not identified on the list of specialty designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Landlord or its officers or directors subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

13. Tenant represents that each of Tenant and its officers and directors is not identified on the OFAC List nor is Tenant or its officers and directors subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States.

14. To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Section 13 of the Second Amendment are true and correct as of the date of this Agreement.

IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

Landlord:

WESTPORT OFFICE PARK, LLC, a California limited liability company

By:	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, its member

By:
Kristin Paul
Vice President
[Printed Name and Title]

	By:	/s/ Jeffrey D. Mills
Jeffrey D. Mills
Vice President

Tenant:

QUALYS, INC., a Delaware corporation

By:

	Its:	CEO

By:

	Its:	CFO

If Tenant is a corporation, this instrument must be executed by the chairman of the board, the president or any vice president and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer or any assistant treasurer of such corporation, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which case the bylaws or a certified copy of the resolution, as the case may be, must be attached to this instrument.